Exhibit 10.4

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

Execution Copy

LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”), effective as of January 27, 2021 (the “Effective Date”), is entered into by and between ACRIVON THERAPEUTICS, INC., a Delaware corporation with a place of business at Lab Central, 700 North Main St, Cambridge, MA 02139 (“Acrivon”), and ELI LILLY AND COMPANY, an Indiana corporation with a place of business at Lilly Corporate Center, Indianapolis, Indiana, 46285 (“Lilly”). Acrivon and Lilly may be referred to herein individually as a “Party” or collectively as the “Parties”.

Recitals:

A. Lilly has developed and controls certain technology, patent rights and proprietary materials related to a certain compound that is known internally by Lilly as [***] or prexasertib.

B. Lilly wishes to grant to Acrivon, and Acrivon wishes to receive, an exclusive license in the Field for the Territory to such technology, patent rights and proprietary materials under the terms and conditions set forth in this Agreement.

Agreement:

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties, intending to be legally bound hereby, agree to the foregoing and as follows:

1. DEFINITIONS

Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:

1.1 “Acrivon” has the meaning set forth in the Preamble.

1.2 “Acrivon Indemnitee(s)” has the meaning set forth in Section 7.1.

1.3 “Acrivon Know-How” means any and all Know-How (other than Licensed Know-How) that (a) is Controlled by Acrivon or any of its Affiliates as of the Effective Date, comes under the Control of Acrivon or any of its Affiliate thereafter and (b) reasonably necessary or useful for, or was actually used or generated by or on behalf of Acrivon or any of its Affiliates in, the Manufacture, Development, Commercialization, or use of any Licensed Compound or Licensed Product, in each case, (i) including Know-How that is necessary or reasonably useful for all usage of the Product Tailored OncoSignatureTM Assay and (ii) excluding any Know-How that constitutes trade secrets of Acrivon or other Know-How that is, in either case, of general applicability to the AP3 Method or the OncoSignatureTM Assay, and is not specific to the Licensed Product or necessary to practice the Product Tailored OncoSignatureTM Assay.

1.4 “Acrivon Licensed Foreground IP” means Foreground Intellectual Property Rights that (i) (a) are generated prior to the expiration of the ROFN Term or (b) constitute Patents coming under the ownership or Control of Acrivon or an Affiliate thereof and Covering Foreground Intellectual Property Rights referred to under clause (a), (ii) do not constitute Acrivon Know-How generated by the AP 3 Method, OncoSignatureTM Assay, or Product Tailored OncoSignatureTM Assay, and (iii) do not directly relate to the AP 3 Method, the OncoSignatureTM Assay, or Product Tailored OncoSignatureTM Assay.

1.5 “Acrivon Patents” means any and all Patents (other than Licensed Patents) Controlled by Acrivon or any Affiliate thereof as of the Effective Date, coming under the Control of Acrivon or any Affiliate thereof during the term of this Agreement that, in each case, Covers any Licensed Compound or Licensed Product, in each case, (i) including the Patents that Cover the Product Tailored OncoSignatureTM Assay and (ii) excluding any Patents that Cover the AP3 Method or OncoSignatureTM Assay, and are not specific to the Licensed Product or necessary to practice the Product Tailored OncoSignatureTM Assay.

1.6 “Act” means, as applicable, the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq., and/or the Public Health Service Act, 42 U.S.C. §§ 262 et seq., as such may be amended from time to time.

1.7 “Affiliate” means, with respect to any Party, any person or entity controlling, controlled by or under common control with such Party. For purposes of this Section 1.7, “control” means (a) in the case of a corporate entity, direct or indirect ownership of fifty percent (50%) or more of the stock or shares having the right to vote for the election of directors of such corporate entity and (b) in the case of an entity that is not a corporate entity, the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

1.8 “Annual Net Sales” means the total Net Sales of all Licensed Products in any Calendar Year.

1.9 “AP3 Method” means the Acrivon Predictive Precision Proteomics Method to identify, develop, and validate OncoSignatureTM Assays.

1.10 “Applicable Laws” means all statutes, ordinances, regulations, rules or orders of any kind whatsoever of any Governmental Authority that may be in effect from time to time and applicable to the activities contemplated by this Agreement.

1.11 “Business Day” means any day other than a Saturday or a Sunday on which the banks in New York, New York are open for business.

1.12 “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.13 “Calendar Year” means the respective periods of twelve (12) months commencing on January 1 and ending on December 31. The first Calendar Year under this Agreement shall commence as of the Effective Date and end on December 31 of the same year.

1.14 “Challenge” means with respect to any Licensed Patent, to challenge the validity, patentability or enforceability of such Patent in whole or in part, or otherwise oppose any such Patent.

1.15 “Change of Control” FP HI, with respect to either Party: (a) the acquisition by a Third Party, in one transaction or a series of related transactions, of direct or indirect beneficial ownership of more than fifty percent (50%) of the outstanding voting equity securities of such Party (excluding, for clarity, an acquisition by a Third Party where the equity holders of such acquired Party immediately prior to such transaction hold a majority of the voting shares of outstanding capital stock of the surviving entity immediately following such transaction); (b) a merger or consolidation involving such Party, as a result of which a Third Party acquires direct or indirect beneficial ownership of more than fifty percent (50%) of the voting power of the surviving entity immediately after such merger, reorganization or consolidation; or (c) a sale of all or substantially all of the assets of such Party in one transaction or a series of related transactions to a Third Party.

1.16 “Claim” has the meaning set forth in Section 7.1.

1.17 “Combination Product” means a Licensed Product containing one or more Licensed Compounds and one or more additional active pharmaceutical ingredients that are not licensed hereunder (a separately saleable product incorporating such an additional ingredient, an “Other Product”), whether co-formulated or co-packaged.

1.18 “Commercialization” or “Commercialize” means activities taken before and after obtaining Regulatory Approval relating specifically to the pre-launch, launch, promotion, marketing, sales force recruitment, pricing determination, Manufacture, importation, offering for sale, sale and distribution for commercial sale, of a pharmaceutical product and post-launch medical activities, including without limitation: (a) Manufacture, importation and distribution for commercial sale; (b) strategic marketing, sales force detailing, advertising, and market and product support; (c) medical education and liaison and any Phase IV clinical trials; (d) all customer support and product distribution, invoicing and sales activities; (e) all post-approval regulatory activities, including those necessary to maintain Regulatory Approvals; (f) expanded target product profile activities after receipt of initial Regulatory Approval for the relevant product; and (g) pricing, formulary and reimbursement related activities, including pricing and reimbursement approvals.

1.19 “Commercially Reasonable Efforts” means, with respect to Acrivon, those efforts and resources commensurate with those efforts [***].

1.20 “Compound” either of the [***] identified by Lilly internally as [***] with the chemical names and structures set forth on Exhibit A.

1.21 “Confidential Information” means all information disclosed or made available by a Party (the “Disclosing Party”) or its Representatives to the other Party (the “Receiving Party”) or its Representatives pursuant to, or in connection with, this Agreement or pursuant to the Confidentiality Agreement, whether, in each case, in written, oral, graphic, electronic or other form.

1.22 “Confidentiality Agreement” means the Confidentiality Agreement between the Parties dated October 21, 2019.

1.23 “Control”, “Controls” or “Controlled by” means (except as used in Section 1.7, above), with respect to any item of or right under Patents or Know-How, the ability of the specified Party or any of its Affiliates, whether through ownership, license or other right (other than pursuant to this Agreement), to grant access to, license or sublicense such item or right without violating the terms of any agreement or other arrangement with any Third Party or incurring any payment obligation to any Third Party.

1.24 “Cover” means, with respect to a Licensed Compound or Licensed Product in a particular country, that the research, Development, Manufacture, use, sale, importation, or other Commercialization of such Licensed Compound or Licensed Product, as applicable, in such country would, but for any licenses granted under any Patent, infringe such Patent (considering claims of patent applications to be issued as then pending). “Covering” has a corresponding meaning.

1.25 “Data Exclusivity Period” means, with respect to any Licensed Product in the Territory, the period during which any additional market protection, other than patent protection, granted by a Regulatory Authority within the Territory confers an exclusive Commercialization period during which Acrivon, its Affiliates and Sublicensees have the exclusive right to market and sell such Licensed Product in the Field and in a country of the Territory through a regulatory exclusivity right (including new chemical entity exclusivity, new use or indication exclusivity, new formulation exclusivity, orphan drug exclusivity, pediatric exclusivity, or any applicable data exclusivity right).

1.26 “Develop” or “Development” or “Developing” means research, discovery, process development, preclinical or clinical manufacturing and importation for preclinical and clinical uses, and preclinical and clinical drug or biological development activities, including, without limitation, test method development and stability testing, toxicology, formulation, quality assurance/quality control development, statistical analysis, preclinical and clinical studies and regulatory affairs, in each case, of a Licensed Compound use in the Field, and to the extent normally undertaken during the development (as opposed to Commercialization) phase of such Licensed Compound’s life cycle. Development shall exclude all Phase IV clinical trials.

1.27 “EMA” means the European Medicines Agency or any successor agency thereto in the EU having substantially the same function.

1.28 “EU” means the European Union.

1.29 “Existing 3 INDs” means IND Nos. [***] and [***].

1.30 “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.31 “Field” means any and all human uses.

1.32 “First Commercial Sale” means, with respect to any Licensed Product, the first sale to a Third Party for end use or consumption of such Licensed Product in a country after Regulatory Approval (including pricing and reimbursement approval in jurisdictions where such approval is required for sale or marketing of a Licensed Product) has been granted by the Regulatory Authority of such country, if such Regulatory Approval is required, or, if Regulatory Approval is not required, upon the first such sale; provided that the following shall not constitute a First

Commercial Sale: (a) any sale, transfer or disposition of a Licensed Product at no more than a de minimis charge for academic research, preclinical, clinical, or regulatory purposes; or (b) any sale, transfer or disposition of a Licensed Product for use in clinical trials, pre-clinical studies or other research or Development activities.

1.33 “First Indication” means:

(a) with respect to the conduct of a Phase III Clinical Trial, the Indication specified as being the subject of such trial in the protocol pursuant to which such trial is being conducted; and

(b) with respect to the initial NDA filed, or Regulatory Approval obtained, with respect to a Licensed Product in a country or jurisdiction, the specified Indication(s) for which marketing, sale, or use of such Licensed Product were sought or obtained thereunder.

1.34 “GAAP” means US Generally Accepted Accounting Principles as the same may be in effect from time to time.

1.35 “GCP” means all applicable current Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of clinical trials, including, as applicable, (a) as set forth in the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (“ICH”) E6 and any other guidelines for good clinical practice for trials on medicinal products in the Territory, (b) the Declaration of Helsinki (2004) as last amended at the 52nd World Medical Association in October 2000 and any further amendments or clarifications thereto, (c) U.S. Code of Federal Regulations Title 21, Parts 50, 54, 56, 312 and 314, as may be amended from time to time, and (d) the equivalent Applicable Laws in any relevant country, each as may be amended and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.

1.36 “Generic Product” means, with respect to a particular country in the Territory, any pharmaceutical product that (a) is sold or marketed for sale by a Third Party not authorized by Acrivon, any Affiliate thereof, or any Sublicensee, (b) receives Regulatory Approval (with or without pricing or reimbursement approval) in such country in full or partial reliance on the Regulatory Approval (but not necessarily pricing or reimbursement approval) held by Acrivon, any Affiliate thereof, or any Sublicensee for a Licensed Product, (c) is determined by a Regulatory Authority in such country to be therapeutically equivalent to a Licensed Product, and (d) may be freely and legally substituted by pharmacies in such country for the Licensed Product sold by Acrivon, any Affiliate thereof, or any Sublicensee in such country when filling a prescription written therefor without having to seek authorization to do so from the physician or other health care provider writing such prescription.

1.37 “GLP” means the then-current standards for laboratory activities for pharmaceuticals, as set forth in the FDA’s Good Laboratory Practice regulations as defined in 21 C.F.R. Part 58, the Council Directive 87/18/EEC, as amended, the principles for Good Laboratory Practice and/or the Good Laboratory Practice principles of the Organization for Economic Co-Operation and Development (“OECD”), and such standards of good laboratory practice as are required by the European Union and other organizations and governmental agencies in countries in which a Licensed Product is intended to be sold, to the extent such standards are not less stringent than United States Good Laboratory Practice.

1.38 “GMP” means all applicable current Good Manufacturing Practices including, as applicable, (a) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 4, 210, 211, 601, 610 and 820, (b) European Directive 2003/94/EC and Eudralex 4, (c) the principles detailed in the WHO TRS 986 Annex 2, TRS 961 Annex 6, TRS 957 Annex 2 and TRS 999 Annex 2,(d) ICH Q7 guidelines, and (e) the equivalent Applicable Laws in any relevant country, each as may be amended and applicable from time to time.

1.39 “Government or Public Official” means: (i) any officer or employee of: (a) a government, or any department or agency thereof; (b) a government-owned or controlled company, institution, or other entity, including a government-owned hospital or university; or (c) a public international organization (such as the United Nations, the International Monetary Fund, the International Committee of the Red Cross, and the World Health Organization), or any department or agency thereof; (ii) any political party or party official or candidate for public or political party office; and (iii) any person acting in an official capacity on behalf of any of the foregoing.

1.40 “Governmental Authority” means any agency, bureau, branch, office, court, commission, authority, department, ministry, official or other instrumentality of, or being vested with public authority under any law of, any country, state or local authority or any political subdivision thereof, or any association of countries.

1.41 “IND” means a submission for approval in the Territory to conduct human clinical investigations filed with or submitted to a Regulatory Authority for a country in the Territory in conformance with the requirements of such Regulatory Authority.

1.42 “Indication” means a discrete, clinically recognized form of a disease or health condition in the Field, provided that, following the initial Regulatory Approval of a Licensed Product in a particular country, an Indication shall only be considered a distinct, additional Indication from the Indication(s) for which such Licensed Product received its initial Regulatory Approval in such country if such additional Indication requires conduct of an additional Phase III Clinical Trial to obtain Regulatory Approval of such Licensed Product for such Indication in such country.

1.43 “Internal Compliance Codes” means a Party’s internal policies and procedures intended to ensure that a Party complies with Applicable Laws, Party Specific Regulations, and such Party’s internal ethical, medical and similar standards.

1.44 “Investigator-Sponsored Trials” means the clinical trials described on Exhibit B under the heading Investigator-Sponsored Trials.

1.45 “IPO” means the first underwritten public offering of equity securities of Acrivon (or any successor thereto formed for the purpose of pursuing an initial public offering) pursuant to an effective registration statement filed with the United States Securities and Exchange Commission (or any successor form or foreign equivalent thereof), including a transaction with a special purpose acquisition company, plan of arrangement, amalgamation, direct listing, reverse take-over or other business combination pursuant to which the securities of Acrivon, or any resulting issuer or parent entity thereof, are listed on a stock exchange; provided that an IPO shall not include any registration of the issuance of securities to existing securityholders or employees of Acrivon on Form S-4 or Form S-8 (or any successor forms).

1.46 “Know-How” means any proprietary and confidential scientific or technical information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, including any of the foregoing that are databases, safety information, practices, methods, techniques, specifications, formulations, formulae, knowledge, know-how, skill, experience, test data including pharmacological, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures, manufacturing process and development information, results or data.

1.47 “Licensed Compound(s)” means either Compound and any salt, free acid form, free base form, hydrate, solvate, polymorph, amorphous form, or co-crystal of either Compound.

1.48 “Licensed Know-How” means all Know-How (excluding any Know-How covered by a claim of any published Licensed Patent) that (a) is Controlled as of the Effective Date by Lilly or any of its Affiliates and is explicitly described on Exhibit C, or comes under the Control of Lilly or any Affiliate thereof following the Effective Date and constitutes data generated through the conduct of the Lilly Trials, and (b) is reasonably necessary for the Manufacture, Development, or Commercialization of any Licensed Compound or Licensed Product, provided that, notwithstanding anything to the contrary, Licensed Know-How shall not include any Know-How concerning any active pharmaceutical ingredient or compound other than a Licensed Compound.

1.49 “Licensed Patents” means (a) the Listed Patents and (b) any Patents Controlled by Lilly or any Affiliate thereof during the Term that claim priority to the Listed Patents.

1.50 “Licensed Product” means any pharmaceutical composition or preparation containing or comprising any Licensed Compound (whether or not as the sole active ingredient), including all formulations and dosage forms thereof.

1.51 “Licensed Technology” means Licensed Patents and Licensed Know-How.

1.52 “Lilly” has the meaning set forth in the Preamble.

1.53 “Lilly CMO Agreements” means those agreements between Lilly and various Third Parties described on Exhibit D.

1.54 “Lilly Trials” means the clinical trials described on Exhibit E under the heading Lilly Trials.

1.55 “Listed Patents” means the Patents listed in Exhibit F hereto.

1.56 “Manufacture” and “Manufacturing” mean all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, shipping and holding of Licensed Compound or Licensed Product, or any intermediate of either of the foregoing, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance and quality control.

1.57 “NDA” means the application or submission for approval to market and sell a human pharmaceutical product filed with the governing Regulatory Authority for a country in the Territory.

1.58 “Net Sales” means, [***]:

(a) [***];

(b) [***];

(c) [***];

(d) [***];

(e) [***];

(f) [***]; and

(g) [***].

[***]

1.59 “OncoSignature™ Assay” means the proprietary predictive protein multiplex assay developed and owned by Acrivon (and which incorporates or requires the use of Know-How owned or controlled by Acrivon and is Covered by Patents owned or controlled by Acrivon) to identify and select patients likely to respond to a pharmaceutical product.

1.60 “Party Specific Regulations” shall mean all judgments, decrees, orders or similar decisions issued by any Governmental Authority specific to a Party or any Affiliate thereof, and all consent decrees, corporate integrity agreements, or other agreements or undertakings of any kind by a Party or any Affiliate thereof with any Governmental Authority, in each case as the same may be in effect from time to time and applicable to a Party’s or its Affiliates’ activities contemplated by this Agreement.

1.61 “Patent(s)” means all patents and patent applications in any country or supranational jurisdiction, including any provisionals, substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, reexaminations, extensions, any other pre- or post-grant forms of any of the foregoing, any confirmation patents or registration patents or patents of addition, utility models, patent term extensions or restorations, and supplementary protection certificates or requests for continued examinations and the like, including any and all foreign counterparts of any of the foregoing.

1.62 “Patent Prosecution” or “Prosecution” means, with respect to a Patent, (a) preparing, filing and prosecuting applications (of all types) for such Patent, (b) paying filing, issuance and maintenance fees relating to such Patent, (c) managing and conducting any interference, opposition, invalidation, re-issue, reexamination, revocation, nullification, post-grant review, inter partes review, derivation proceeding, cancellation proceeding or other similar administrative proceeding or administrative appeal thereof with respect to such Patent, and (d) settling any interference, opposition, revocation, nullification or cancellation proceeding.

1.63 “Person” means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, limited liability partnership, unincorporated organization, government (or any agency or political subdivision thereof) or other legal entity or organization, other than Lilly or Acrivon.

1.64 “Personal Information” means, in addition to any definition for any similar term (e.g., “personal data” or “personally identifiable information” or “ PII” ) provided by Applicable Laws, or by either Party in any of its own privacy policies, notices or contracts, all information that identifies, could be used to identify or is otherwise associated with an individual person, whether or not such information is associated with an identified individual person.

1.65 “Phase IIB Clinical Trial” means (i) a human clinical trial of a Licensed Product designed to test the safety, dose range and efficacy of such Licensed Product and demonstrate whether such Licensed Product has a clinically meaningful benefit-to-risk profile in treating a specific indication that would satisfy the requirements of 21 C.F.R. § 312.21(b), as amended from time to time for such clinical trial conducted in the U.S., (ii) any analogous clinical trial described or defined in Applicable Laws and guidelines for a clinical trial conducted in another country in the Territory, or (iii) any other clinical trial the results of which are intended to support the conduct of a deemed clinical trial without the need for subsequent additional clinical trials.

1.66 “Phase III Clinical Trial” means a human clinical trial designed as a pivotal study to confirm, with statistical significance, the efficacy and safety of a Licensed Product with respect to a particular indication, which trial is performed for purposes of filing an NDA or similar application to obtain Regulatory Approval for such Licensed Product in any country or regulatory jurisdiction, as defined in 21 C.F.R. § 312.21(c), as amended from time to time, or any analogous clinical trial described or defined in Applicable Laws and guidelines for a clinical trial conducted in another country in the Territory.

1.67 “Product Marks” means all trademarks, including trade names, trade dresses, branding, and logos, owned, controlled, or used by or on behalf of Acrivon or any Affiliate thereof during the Term with respect to any Licensed Product, other than those representing Acrivon or its Affiliates generally.

1.68 “Product-Related Materials” means all advertising and promotional materials (including but not limited to flyers, brochures, pamphlets and electronic media), labeling and packaging materials, and any materials or items similar to the foregoing to the extent, in each case, pertaining exclusively to the Licensed Products and in the possession or control of Acrivon or any Affiliate thereof, and all copyright and similar rights to the contents thereof, provided that the foregoing rights shall not include any rights to any trademark, logos, or the like other than Product Marks.

1.69 “Product Tailored OncoSignature™ Assay” means the OncoSignature™ Assay specifically developed by Acrivon for the Licensed Product to identify and select patients likely to respond to the Licensed Product.

1.70 “Regulatory Applications” means any and all applications that are necessary and appropriate to obtain a Regulatory Approval with respect to a Licensed Product, including, without limitation, all required documents, data and information concerning a Licensed Product, filed or required to be filed with or, otherwise submitted to, a Regulatory Authority.

1.71 “Regulatory Approval” means all approvals from the relevant Regulatory Authority necessary to market and sell a pharmaceutical product in the Territory (excluding all applicable pricing and reimbursement approvals).

1.72 “Regulatory Authority” means any applicable government regulatory authority involved in granting approvals for the conduct of clinical trials or the manufacturing, marketing, sale, reimbursement or pricing of a Licensed Product in the Territory.

1.73 “Regulatory Materials” means all Regulatory Approvals, Regulatory Applications and other regulatory submissions in the Territory for any Licensed Compound or Licensed Product, and all correspondence with such Regulatory Authorities relating to any Licensed Compound or Licensed Product.

1.74 “Related Party” means any Affiliate of Acrivon or any Sublicensee.

1.75 “Representatives” means, with respect to a Party, such Party’s Affiliates, and such Party’s and its Affiliates’ directors, officers, employees, agents and other representatives.

1.76 “Royalty Term” means the period of time commencing on the Effective Date and ending, on a Licensed Product-by-Licensed Product and country-by-country basis, on the latest of the following: [***]

1.77 “Second Indication” means:

(a) with respect to the conduct of a Phase III Clinical Trial, the Indication, other than the First Indication, specified as being the subject of such trial in the protocol pursuant to which such trial is being conducted; and

(b) with respect to an NDA, or amendment or supplement thereto, filed with respect to a Licensed Product in a country or jurisdiction, any Indication, other than the First Indication, for which marketing, promotion, sale, or use of such Licensed Product is sought under such NDA or amendment or supplement thereto; and

(c) with respect to Regulatory Approval of a Licensed Product in a country or jurisdiction, any Indication, other than the First Indication, for which marketing, promotion, sale, or use of such Licensed Product is obtained thereunder.

1.78 “Sublicense” means any agreement entered into by Acrivon, any Affiliate thereof, or any prior Sublicensee with a Sublicensee pursuant to which such Sublicensee obtains a sublicense to any of the rights granted to Acrivon under the Licensed Patents or Licensed Know-How.

1.79 “Sublicensee” means any Third Party to which Acrivon, an Affiliate thereof, or a Sublicensee grants a sublicense of the rights granted to Acrivon under the Licensed Patents or Licensed Know-How.

1.80 “Territory” means worldwide.

1.81 “Third Indication” means:

(a) with respect to the conduct of a Phase III Clinical Trial, the Indication, other than the First Indication or Second Indication, specified as being the subject of such trial in the protocol pursuant to which such trial is being conducted; and

(b) with respect to an NDA, or amendment or supplement thereto, filed with respect to a Licensed Product in a country or jurisdiction, any Indication, other than the First Indication or Second Indication, for which marketing, promotion, sale, or use of such Licensed Product is sought under such NDA or amendment or supplement thereto; and

(c) with respect to Regulatory Approval of a Licensed Product in a country or jurisdiction, any Indication, other than the First Indication or Second Indication, for which marketing, promotion, sale, or use of such Licensed Product is obtained thereunder

1.82 “Third Party” means an entity other than (a) Lilly and its Affiliates, and (b) Acrivon and its Affiliates.

1.83 “Transferred Clinical Compound” means the Transferred Compound identified on Exhibit G as the “Clinical Compound”.

1.84 “Transferred Compound” means the Licensed Compound identified on Exhibit G.

1.85 “Transferred Materials” means, collectively, the Transferred Clinical Compound, the Transferred Compound, the Transferred Product and other materials set forth on Exhibit G.

1.86 “Transferred Product” means the Licensed Product identified on Exhibit G.

1.87 “Transferred Samples” means those [***] collected under the Lilly Trials that are described in Exhibit H.

1.88 “Valid Claim” [***].

1.89 “Vendor” means a Third Party engaged by Acrivon to perform development or commercialization activities on Acrivon’s behalf, including a clinical research organization, contract manufacturing organization, a distributor, a subcontractor, a consultant or other service provider.

Additional Definitions. Each of the following definitions is set forth in the Section of this Agreement indicated below:

Defined Term	Section
Acrivon	Preamble
Acrivon Indemnitee(s)	Section 7.1
Agreement	Preamble
Bankruptcy Laws	Section 9.7
Claim	Section 7.1
Commercial Milestone Event	Section 4.4(a)
Competitive Infringement	Section 8.4(a)
Controlling Party	Section 8.4(d)
Development Milestone Event	Section 4.3(a)
Diligence Milestone	Section 2.4(c)(i)
Disclosing Party	Section 1.21
Effective Date	Preamble
FCPA	Section 10.4(a)
Foreground Intellectual Property Rights	Section 8.1
Indemnifying Party	Section 7.3
Indemnitee	Section 7.3
Infringement	Section 8.4(a)
Initial Development Plan	Section 2.4(c)(ii)
Licensed Subproduct(s)	Section 1.58
Lilly	Preamble
Lilly Indemnitee(s)	Section 7.2
Losses	Section 7.1
Non-Controlling Party	Section 8.4(d)
OECD	Section 1.37
Other Product	Section 1.17
Party or Parties	Preamble
Patent Certification	Section 8.4(a)
Product-Related Contracts	Section 9.5(d)(ii)(2)
Product-Related Information	Section 9.5(d)(ii)(1)
Receiving Party	Section 1.21
ROFN	Section 2.5(a)
ROFN Exercise Period	Section 2.5(b)
ROFN Negotiation Period	Section 2.5(b)
ROFN Notice of Interest	Section 2.5(b)
ROFN Term	Section 2.5(a)
Stock Issuance Agreement	Section 4.2
Term	Section 9.1
Termination Date	Section 9.5(d)(v)
Third Party License	Section 4.6(b)

2. LICENSE; RIGHT OF FIRST NEGOTIATION; DILIGENCE

2.1 License to Acrivon. Lilly hereby grants to Acrivon an exclusive (even as to Lilly and its Affiliates, except as described below), royalty-bearing license, with the right to grant sublicenses (subject to Section 2.2), under the Licensed Patents and Licensed Know-How to Develop, Commercialize, Manufacture, and otherwise exploit Licensed Compound and Licensed Products in the Field in the Territory; provided that, notwithstanding the foregoing, Lilly and its Affiliates retain a non-exclusive license, without the right to sublicense, under the Licensed Know-How and the Licensed Patents to make, have made, and use (i) Licensed Compounds for internal research and development purposes (which, for clarity, shall exclude administration of any Licensed Product to any human) and (ii) Licensed Products for purposes of the conduct, wind-down and completion of the Lilly Trials and Investigator-Sponsored Trials.

2.2 Sublicenses. The rights and licenses granted to Acrivon in Section 2.1 include the right to grant sublicenses, directly or through multiple tiers to Affiliates or Third Parties; provided that (a) any sublicense granted by Acrivon under this Agreement (directly or indirectly through its Affiliate) to a Third Party shall be (i) in writing, (ii) subject in applicable respects to the provisions contained in this Agreement, (iii) consistent with, and not conflict with, the terms of this Agreement, and (iv) contain terms sufficient to ensure Acrivon’s compliance with this Agreement; and (b) Acrivon shall not, without Lilly’s written consent, grant any Third Party any sublicense of the rights granted under Section 2.1 (or option or similar right to obtain such a license) prior to the expiration of the ROFN Term in accordance with Section 2.5(a), and, thereafter, Acrivon may grant sublicenses to Third Parties without the prior written consent of Lilly. Notwithstanding the foregoing, the prior consent of Lilly shall not be required in connection with a grant of a Sublicense to a Third Party in its capacity as a Vendor. Acrivon shall provide Lilly with full, complete, and accurate copies of all Sublicenses (other than any Sublicense to an Affiliate or Vendor) promptly following the execution thereof; provided that the financial and other terms of such Sublicenses may be redacted to the extent such redactions do not prevent Lilly from ensuring such Sublicense complies with the requirements set forth in this Section 2.2. Acrivon shall be responsible for the compliance of its Sublicensees, and shall ensure that Sublicensees comply, with the applicable provisions of this Agreement.

2.3 Third Party Contractors. Acrivon and its Affiliates shall have the right to retain one or more Third Party contractors to perform any activities in connection with Acrivon’s or its Affiliates’ exercise of any rights granted under Section 2. 1, where such activity is to be performed at the direction and control and for the sole benefit of Acrivon or its Affiliates. Such retention of the Third Party contractor is not a sublicense within the meaning of Section 2.2 but is considered an activity of Acrivon under the license granted under Section 2.1.

2.4 Lilly Trials and Investigator-Sponsored Trials; Regulatory Interactions; Responsibility to Develop and Commercialize

(a) Lilly Trials and Investigator-Sponsored Trials.

(i) Pursuant to Lilly’s reserved right set forth in Section 2.1, Lilly shall be responsible for the conduct of the Lilly Trials or facilitation of the Investigator-Sponsored Trials (and may wind-down or cease such conduct or facilitation) as it may determine in its sole discretion and at its sole expense, in accordance with the applicable protocols and Applicable Laws. Notwithstanding the foregoing, Lilly shall (A) in good faith use reasonable efforts to coordinate with the principal investigators responsible for each of the Investigator-Sponsored Trials to complete such Investigator-Sponsored Trials as promptly as practicable following the Effective Date, consistent with the applicable protocol(s), Applicable Laws (including GCPs and medical and ethical standards), and Investigator-Sponsored Trial agreements, (B) undertake all activities reasonably necessary for the completion or discontinuation of the Lilly Trials as promptly as reasonably practicable following the Effective Date, and (C) not begin any clinical trials relating to the Licensed Compounds or Licensed Products after the Effective Date. Lilly shall maintain responsibility for all regulatory activities and interactions required of Lilly with respect to the conduct, wind-down, or discontinuation of the Lilly Trials or Investigator-Sponsored Trials. Acrivon shall promptly provide Lilly with any Acrivon Know-How requested by Lilly that is required for compliance with, and solely for use to comply with, Applicable Laws (or any agreement entered into by Lilly or any Affiliate thereof with any Third Party) with respect to the conduct, facilitation, wind-down, or discontinuation, as applicable, of the Lilly Trials and Investigator-Sponsored Trials. [***]. For clarity, Acrivon shall not be responsible for any activities of Lilly with respect to the Licensed Compound to the extent occurring prior to the Effective Date or resulting from activities regarding the Lilly Trials or Investigator-Sponsored Trials.

(ii) Promptly following receipt of written notice from Lilly confirming the completion and/or discontinuation of all Lilly Trials and Investigator-Sponsored Trials, upon Acrivon’s written request received by Lilly within [***] of such notice from Lilly, Lilly will [***].

(b) Regulatory Interactions. Subject to the terms of this Agreement, including Section 2.4(a), Acrivon, its Affiliates or Sublicensees, or its or their designees will have the right to conduct, and shall be responsible for, all regulatory activities and interactions, at their cost, concerning the Licensed Compounds, Licensed Products, and the Development, Manufacture, or Commercialization of any of the foregoing.

(c) Development and Commercialization.

(i) Acrivon, itself or through its Affiliates and Sublicensees, will use Commercially Reasonable Efforts to (A) Develop and Commercialize at least one Licensed Product in the Field in the Territory and (B) achieve each of the events set forth on Exhibit I (each such event, a “Diligence Milestone”) by the date set forth thereon for such Diligence Milestone. Acrivon may request in writing [***] extension of the due date for achieving a particular Diligence Milestone by up to [***], setting forth the basis for the requested extension, which extension will be granted by Lilly unless [***]. The extension of a Diligence Milestone in accordance with this Section 2.4(c) shall automatically extend the deadline for subsequent Diligence Milestones with respect to the same subject matter by the same time period.

(ii) Acrivon’s Development of Licensed Products prior to the expiration of the ROFN Term shall be performed in accordance with the development plan attached hereto as Exhibit J (the “Initial Development Plan”). Acrivon will provide Lilly any proposed material revisions to the Initial Development Plan and will consider in good faith any comments made by Lilly with respect thereto, but, except with respect to the Lilly Trials as set forth above, Acrivon shall have sole responsibility for and final decision-making authority with respect to, the

Development and Commercialization of Licensed Products; provided that no changes to the Initial Development Plan shall change the deadline set forth on Exhibit I for each Diligence Milestone, unless Lilly has granted an extension thereof pursuant to Section 2.4(c)(i) or as otherwise agreed to in writing by Lilly. Acrivon will be responsible for all costs and expenses associated with Development, regulatory and Commercialization activities, except with respect to the Lilly Trials as set forth above.

(d) GCP and GLP Compliance. The Development of Licensed Products shall be conducted by Acrivon (and Acrivon shall ensure that its Affiliates and Sublicensees conduct Development of Licensed Products) in accordance with GCP and GLP.

(e) Compliance with Animal Care and Use Requirements. Acrivon shall comply with all Applicable Laws pertaining to the care and use of experimental animals and that all animals used in experiments with Licensed Compound and shall be provided humane care and treatment in accordance with the current applicable veterinary practices. Acrivon shall also comply with the Lilly animal care and use requirements referenced in the attached Exhibit K.

(f) Safety Agreement. The Parties shall use reasonable, good faith efforts to negotiate and enter into a safety-regulatory agreement concerning the subject matter hereof within [***].

2.5 Lilly’s Right of First Negotiation

(a) Subject to the terms and conditions of this Section 2.5, Lilly shall have an exclusive right of first negotiation to reacquire all rights to the Licensed Products, under the Licensed Technology, Acrivon Patents, Acrivon Know-How, the Product Tailored OncoSignatureTM Assay, and Product-Related Contracts related thereto, via acquisition, license or otherwise (the “ROFN”). The ROFN shall expire upon the earliest to occur of the following: (i) expiration of the ROFN Exercise Period without written exercise of the ROFN by Lilly, (ii) delivery of written notice from Lilly electing not to exercise the ROFN prior to the expiration of the ROFN Exercise Period, (iii) if Lilly provides a ROFN Notice of Interest prior to the end of the ROFN Exercise Period, the expiration of ROFN Negotiation Period without the Parties’ execution of a definitive agreement with respect thereto (the period from the Effective Date until the applicable such expiration described in the preceding clause (i), (ii), or (iii), the “ ROFN Term”).

(b) Lilly shall have from the Effective Date until [***] (the period from the Effective Date until [***], the “ROFN Exercise Period”) to exercise the ROFN by delivering to Acrivon a written notice of such exercise (the “ROFN Notice of Interest”). The ROFN Notice of Interest shall set forth Lilly’s initial proposed material terms on which Lilly would reacquire such rights in the Licensed Products, including transaction structure, purchase price and other financial terms, and closing conditions. If Lilly exercises the ROFN during the ROFN Exercise Period, then the Parties shall negotiate in good faith and on an exclusive basis for up to an additional [***] from the date of the ROFN Notice of Interest (such period, the “ROFN Negotiation Period”) to execute definitive documentation pursuant to which Lilly would reacquire rights in the Licensed Products.

(c) Effective upon the expiration of the ROFN Term, Lilly shall be deemed have irrevocably waived the ROFN. If Lilly is deemed to have irrevocably waived the ROFN pursuant to the preceding sentence then, effective upon such expiration of the ROFN Term, (i) the ROFN shall terminate and be of no further force or effect, (ii) Lilly shall have no further right to reacquire rights to Licensed Products as contemplated under this Section 2.5, and (iii) Acrivon shall no longer be prohibited from entering into an agreement granting or assigning any Third Party rights to one or more Licensed Products; provided that, in the case of an expiration of the ROFN Term pursuant to clause (iii) of Section 2.5(a), for a period of [***] days from the expiration of the ROFN Negotiation Period, Acrivon shall not enter into an agreement with a Third Party with respect to the Licensed Product set forth in the ROFN Notice of Interest on economic conditions and terms that, [***], are less favorable to Acrivon as compared to those last offered by Lilly with respect to the applicable rights to Licensed Products during the ROFN Negotiation Period.

(d) For the avoidance of doubt, and without limitation of Section 11.2, Lilly’s rights under this Section 2.5 shall not restrict Acrivon from undertaking and closing (i) an IPO of Acrivon or Affiliates or (ii) a Change of Control of Acrivon, provided that the ROFN (and obligations related thereto) shall survive the closing of an IPO or a Change of Control. Notwithstanding the foregoing, and subject to Applicable Laws and confidentiality restrictions, [***].

2.6 Progress Reports. From and after the Effective Date until the date [***] after the First Commercial Sale of a Licensed Product [***], Acrivon shall keep Lilly regularly informed in reasonable detail of the progress of its, its Affiliates’, and Sublicensees’ efforts to Develop or Commercialize Licensed Products, including providing [***] written updates to Lilly within [***] during the Term of this Agreement, beginning with [***], including a summary of [***]. In addition, from and after the Effective Date until [***] after the First Commercial Sale of a Licensed Product [***], upon the reasonable request of Lilly, but no more frequently than [***], Lilly and Acrivon shall meet by telephone, videoconference, or in-person at a mutually agreeable location to discuss the topics described in the progress reports, and such other topics related to Licensed Compound and/or Licensed Product as Lilly may reasonably request.

2.7 License to Lilly. Acrivon, on behalf of itself and its Affiliates, hereby grants to Lilly and its Affiliates a non-exclusive, worldwide, perpetual, irrevocable, royalty-free, fully paid-up license, with the right to grant sublicenses and transferable with this Agreement, (i) under the Acrivon Licensed Foreground IP for internal research purposes (which shall not include the conduct of human clinical trials) and (ii) under such applicable component of Acrivon Know-How required to comply with Applicable Law or any contractual obligations with respect to the Lilly Trials or Investigator-Sponsored Trials for purposes of, in the case of this clause (ii), such compliance. The licenses granted to Lilly in this paragraph shall survive termination and/or expiration of this Agreement.

3. TECHNOLOGY AND COMPOUND TRANSFER

3.1 Licensed Know-How. Within [***] of the Effective Date, Lilly will provide and transfer to Acrivon copies of the Licensed Know-How relating to the Licensed Compound to extent such Know-How is specifically identified on Exhibit C and has not previously been provided to Acrivon. Unless Lilly otherwise agrees, all such Licensed Know-How will be transferred in its current form and will not be re-formatted or otherwise modified for Acrivon’s benefit. Notwithstanding anything to the contrary in this Agreement, Lilly will have no obligation under this Agreement to transfer any Licensed Know-How or material existing as of the Effective Date other than the Licensed Know-How specifically described on Exhibit C and Acrivon will cooperate to facilitate such transfer.

3.2 Technology Transfer Assistance. Lilly will provide written or verbal responses to reasonable questions relating to the Licensed Know-How for a period of [***] following the Effective Date provided under no circumstance shall such assistance exceed [***]. For clarity, except as specifically provided in this Article 3, Lilly shall have no other obligations to provide any assistance in connection with technology transfer under this Agreement. Acrivon may reasonably request additional hours of assistance from Lilly. Lilly may agree to provide such additional assistance at Lilly’s reasonable discretion and subject to payment by Acrivon of the rate of [***] for the provision of such additional assistance.

3.3 Transferred Materials and Transferred Samples.

(a) Transferred Materials. [***].

(b) Transferred Samples.

(1) [***].

(2) Acrivon will use the Transferred Samples solely for the Development, Commercialization, and other exploitation of the Licensed Compound and Licensed Products in the Field in the Territory, and in every case, such use will be in accordance with Applicable Law and, for each Transferred Sample, the informed consent form under which such Transferred Sample was obtained. If any Transferred Samples or information derived from the use of thereof is transferred out of the United States by Acrivon, Acrivon will communicate with all applicable governmental agencies for any regulations which may apply to the exportation, handling, storage, and transfer of Transferred Samples (or data derived from the use thereof) out of the United States and shall comply with laws and regulations applicable to the transfer of the Transferred Samples or data derived from the Transferred Samples out of the United States.

(3) Acrivon assumes full responsibility for any claims or liabilities which may arise as a result of Acrivon’s use, handling or possession of Transferred Samples, except as prohibited by law.

(4) Acrivon agrees to retain control over and not transfer, sell, or distribute the Transferred Samples to anyone other than Acrivon’s employees and in each case solely as needed for the purposes set forth in subsection (2) above. Acrivon shall exercise at a minimum the same degree of care it would exercise to protect its own similar material (and in no event less than a reasonable standard of care).

(5) [***].

3.4 Lilly CMO Agreements. Lilly shall, promptly following any written request given by Acrivon within [***] after the Effective Date, execute and provide to Acrivon an authorization letter similar to the form included in Exhibit D for each requested Lilly CMO Agreement which Acrivon shall be entitled to provide to the applicable Third Party manufacturer.

3.5 Orphan Drug Designation. [***].

4. PAYMENTS; EQUITY

4.1 Upfront Payment. Acrivon shall pay Lilly a non-refundable, non-creditable payment of five million dollars ($5,000,000) within [***] of the Effective Date.

4.2 Equity. Within [***] of the Effective Date, Acrivon will issue to Lilly eight hundred twenty-ninie thousand nine hundred ninety-five (829,995) shares of Common Stock, par value $0.001 per share, of Acrivon, [***], in accordance with a common stock issuance agreement, substantially in the form attached hereto as Exhibit L (the “Stock Issuance Agreement”), which shall include [***].

4.3 Development Milestone Payments

(a) Within [***] after the initial achievement of each of the milestone events set forth in the table below (each, a “Development Milestone Event”) with respect to the first Licensed Product to achieve such Development Milestone Event, Acrivon will notify Lilly in writing of such achievement and make the corresponding non-refundable and non-creditable payment to Lilly. The maximum aggregate amount that can become payable under this Section 4.3 is [***].

Development Milestone	Milestone Payment
	First Indication		Second Indication		Third Indication
[***]	[	***]	[	***]	[	***]
[***]	[	***]	[	***]	[	***]
[***]	[	***]	[	***]	[	***]
[***]	[	***]	[	***]	[	***]
[***]	[	***]	[	***]	[	***]

(b) Notwithstanding anything to the contrary:

(i) each milestone payment set forth in this Section 4.3 shall be paid only once for the first achievement of the corresponding Development Milestone Event by a Licensed Product for the First Indication, Second Indication, and Third Indication therefor, regardless of the number of Licensed Products to achieve any of the Development Milestone Event for a particular Indication;

(ii) [***];

(iii) [***];

[***].

4.4 Commercial Milestone Payments.

(a) Within [***] after the end of the Calendar Quarter in which Acrivon, its Affiliates or their Sublicensees has first achieved each of the milestone events set forth in the table below (each, a “Commercial Milestone Event”), Acrivon will notify Lilly in writing of such achievement and make the corresponding non-refundable and non-creditable payment to Lilly. The maximum aggregate amount that can become payable under this Section 4.4 is [***].

Commercial Milestone Event	Milestone Payment
[***]	[	***]
[***]	[	***]
[***]	[	***]
[***]	[	***]

(b) [***].

4.5 Royalties

(a) Subject to Section 4.6, Acrivon will pay Lilly a tiered royalty based on Annual Net Sales in each Calendar Year, as follows:

Portion of Annual Net Sales in a particular Calendar Year	Royalty Rate Applicable to Such Portion of Annual Net Sales
[***]	[	***]
[***]	[	***]
[***]	[	***]
[***]	[	***]

As an example of the royalties contemplated by this Section 4.5 (without taking into account any of the adjustments set forth below), if Annual Net Sales in a particular Calendar Year total [***], the total royalties due for such Calendar Year would be [***].

(b) Royalty obligations under this Section 4.5 (subject to adjustment pursuant to Section 4.6) shall only apply to Net Sales of a Licensed Product sold in a country during the Royalty Term applicable to such Licensed Product in such country. Following the expiration of the Royalty Term with respect to a Licensed Product in a country, the licenses and rights granted to Acrivon hereunder with respect to such Licensed Product in such country shall become fully paid-up, royalty-free, and nonexclusive.

4.6 Royalty Reductions

(a) Step-Down for No Valid Claims. [***]

(b) Third Party Licenses. If Acrivon or any Affiliate thereof reasonably determines in good faith, [***], that it is reasonably necessary to obtain a license or other right from a Third Party under any intellectual property rights Covering any Licensed Product (including in connection with the settlement of a patent infringement claim) (in each case, a 3 710d PL y License’), then Acrivon may deduct [***] of the Third Party License costs actually paid by Acrivon or any of its Affiliates to such Third Party with respect to any particular Licensed Product in a particular country from the royalties otherwise payable to Lilly under Section 4.5 with respect to Net Sales of such Licensed Products in such country.

(c) Royalty Reduction Cap. Notwithstanding anything in this Section 4.6 to the contrary, in no case shall the royalties payable by Acrivon to Lilly under Section 4.5 with respect to Net Sales of a particular Licensed Product in a particular country be reduced by more than an aggregate of [***] in any Calendar Quarter as a result of any and all reductions or offsets under this Section 4.6. Any portion of the Third Party License payments payable to such Third Party with respect to such Licensed Product in such country that Acrivon would, but for the foregoing limitation on royalty reductions, be entitled to deduct under Section 4.6(b) may be carried over and applied against royalties payable to Lilly in respect of Net Sales of such Licensed Product in such country in subsequent Calendar Quarters if the same can be accomplished without exceeding the [***] limitation as set forth above.

4.7 Reports; Payment of Royalty. During the Term, beginning with the Calendar Quarter during which the First Commercial Sale of a Licensed Product occurs, Acrivon shall furnish to Lilly a quarterly written report for each Calendar Quarter showing the Net Sales of Licensed Products subject to royalty payments sold by Acrivon and its Related Parties and broken down between Acrivon, its Affiliates, and any Sublicensees during the reporting period and the royalties payable under this Agreement. [***]. Reports shall be due within [***] following the close of each Calendar Year. Royalties shown to have accrued by each royalty report shall be due and payable on the date such royalty report is due. Acrivon will mail such reports to the attention of: [***].

4.8 Records; Financial Audits.

(a) Acrivon will keep and maintain complete and accurate (and cause its Affiliates and Sublicensees to keep and maintain complete and accurate) records and books which may be necessary to ascertain properly and to verify the payments owed hereunder. Such records need only be kept and maintained for up to [***] after the end of any Calendar Year.

(b) Upon the written request of Lilly and not more than once in each Calendar Year, Acrivon shall permit (and Lilly shall have the right to have) an [***], to have access during normal business hours to inspect the records of Acrivon, its Affiliates, and Sublicensees as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any Calendar Year ending not more than [***] prior to the date of such request. Any given period may not be audited more than once. [***]. The accounting firm shall disclose to Lilly and Acrivon only whether the royalty reports are correct or incorrect [***]. This right to audit shall remain in effect throughout the Term of this Agreement and for a period of [***] after the end of the Calendar Year in which the termination of this Agreement occurs. If such accounting firm identifies an underpayment of royalties by Acrivon during such period, Acrivon shall pay Lilly the amount of the underpayment within [***] of the date the accounting firm delivers to Acrivon such accounting firm’s written report so concluding, or as otherwise agreed upon by the Parties. The fees charged by such accounting firm shall be paid by Lilly unless the underpayment exceeded [***]. Acrivon shall pay interest on any underpayment at the rate set forth in Section 4.10.

(c) Acrivon shall ensure that all Sublicenses granted pursuant to this Agreement include a provision requiring the Sublicensee to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by Lilly’s independent accountant to the same extent required of Acrivon under this Agreement.

(d) Lilly shall treat all financial information subject to review as Acrivon’s Confidential Information in accordance with Article 5 of this Agreement, and shall, if and as requested by Acrivon, cause its accounting firm(s) to enter into a reasonable and customary form of confidentiality agreement with Acrivon, its Affiliate or Sublicensee, as applicable, obligating them to retain all such information in confidence pursuant to such confidentiality agreement.

4.9 Payment Method. All payments to be made by Acrivon to Lilly under this Agreement shall be made in United States dollars by bank wire transfer in immediately available funds to a bank account designated in writing by Lilly.

4.10 Late Payment. All late payments under the Agreement shall bear interest at the rate of prime (as reported in The Wall Street Journal (Eastern U.S. edition)) plus [***], or, if lower, the highest rate permitted by Applicable Law, until the date such payment is made.

4.11 Tax Withholding. If Applicable Laws require Acrivon or any Related Party to withhold income taxes or other taxes imposed upon payments due hereunder, Acrivon or such Related Party shall promptly notify Lilly in writing of such requirement, shall make such withholding payments as required, [***]. For clarity, Acrivon (including its Affiliates and Sublicensees) is solely responsible for any income tax due in connection with its income under this Agreement. [***]. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Laws, of withholding taxes, value added taxes, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or value added taxes.

5. CONFIDENTIALITY; PUBLICATION

5.1 Nondisclosure Obligation. Except to the extent expressly authorized by this Agreement, during the Term and for [***] thereafter, the Receiving Party shall keep confidential, and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement, the Confidential Information of the Disclosing Party. The Receiving Party may use Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each Party agrees that during the term of this Agreement, without limiting its obligations hereunder, each Party shall implement technical and organizational measures to protect all information under the Agreement that are appropriate, reasonable, and that provide no less protection than its measures to protect its own information of a similar nature or importance. The Receiving Party shall promptly notify the Disclosing Party upon discovery of any unauthorized use or unauthorized disclosure of the Disclosing Party’s Confidential Information by the Receiving Party or any of its Representatives.

5.2 Exceptions. The Receiving Party’s obligations under Section 5.1 shall not apply to any information that the Receiving Party can show by competent evidence: (i) is already known to it or its Affiliates at the time it is disclosed to any of them, as evidenced by the Receiving Party’s written records; (ii) is or becomes generally known to the public through no act or omission of the Receiving Party or any of its Affiliates in violation of the terms of this Agreement; (iii) has been lawfully received by the Receiving Party or any of its Affiliates from a Third Party without restriction on its disclosure and without, to the knowledge of the Receiving Party, a breach by such Third Party of an obligation of confidentiality to the Disclosing Party or any of its Affiliates; or (iv) has been independently developed by the Receiving Party or any of its Affiliates without use of or reference to the Confidential Information of the Disclosing Party or any of its Affiliates.

5.3 Authorized Disclosure. Notwithstanding the provisions of Section 5. 1, the Receiving Party may disclose Confidential Information of the Disclosing Party as expressly permitted by this Agreement, or if and to the extent such disclosure is reasonably necessary in the following instances:

(a) filing or prosecuting Patents as permitted by this Agreement;

(b) enforcing the Receiving Party’s rights under this Agreement and performing the Receiving Party’s obligations under this Agreement;

(c) prosecuting or defending litigation as permitted by this Agreement;

(d) complying with applicable court or governmental orders, or Applicable Laws, including Applicable Laws related to securities laws disclosure requirements or any disclosure requirements of any applicable stock market or securities exchange on which the Receiving Party’s or any of its Affiliates’ securities are traded, provided the Receiving Party gives the Disclosing Party sufficient written notice, to the extent reasonably possible, to permit the Disclosing Party to seek a protective order or other confidential or protective treatment with respect to such Confidential Information;

(e) in the case of Acrivon as the Receiving Party during the Term or after expiration (but not earlier termination) of this Agreement, disclosure in submissions to or filings with any Regulatory Authority (including, without limitation, in INDs and NDAs) with respect to any Licensed Compound or Licensed Product, and in correspondence with any Regulatory Authority in the Territory regarding any Licensed Compound or Licensed Product or any of the foregoing submissions or filings in the Territory;

(f) disclosure to the Receiving Party’s Affiliates, to actual or potential Sublicensees (in the case of Acrivon as the Receiving Party during the Term or after expiration, but not earlier termination, of this Agreement), and to the Receiving Party’s Representatives who, in each case, have a need to know such information in order for the Receiving Party to exercise its rights or fulfill its obligations under this Agreement, provided, in each case, that any such Affiliate, actual or potential Sublicensee, or Representative agrees to be bound by terms of confidentiality and non-use at least as restrictive as those set forth in this Article 5;

(g) disclosure to Third Parties in connection with due diligence or similar investigations by such Third Parties, and disclosure to potential Third Party investors in confidential financing documents, provided, in each case, that any such Third Party agrees to be bound by reasonable obligations of confidentiality and non-use; and

(h) disclosure, by Lilly, of a copy of the Agreement in response to a request from a taxing authority.

Notwithstanding the foregoing, in the event the Receiving Party is required to make a disclosure of the Disclosing Party’s Confidential Information pursuant to Section 5.3(d) or 5.3(e) (but, for clarity, not under Section 5.3(h) where, notwithstanding anything to the contrary, Lilly may freely disclose a copy of the Agreement in response to a valid request from a taxing authority), it will, except in the case where it is impractical to do so (i) give reasonable advance notice to the Disclosing Party of such required disclosure, and (ii) at the Disclosing Party’s request and expense, shall cooperate with the Disclosing Party’s efforts to contest such requirement, to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued or the law or regulation required, and/or to obtain other confidential treatment of such Confidential Information.

5.4 Publication. Acrivon and its Affiliates shall have the right to publish or present, and to authorize Sublicensees to publish or present, the results of any study or clinical trial, or other Development activities with respect to, any Licensed Compound or Licensed Product conducted by or on behalf of Acrivon, its Affiliates or Sublicensees, without the prior review or approval of Lilly. During the Term, Lilly and its Affiliate shall not have the right to, and shall not, publish or present any Licensed Know-How without the prior written review of Acrivon; provided that, notwithstanding anything to the contrary, nothing in this Agreement shall in any event be construed to prohibit the publication or presentation by or on behalf of Lilly or any Affiliate thereof of any of the manuscripts or abstracts listed in Exhibit M hereto. In addition, with respect to the Investigator-Sponsored Trials, Lilly will use reasonable efforts, subject to the confidentiality and other obligations in any agreements with the relevant clinical sites, to provide, prior to submission or public disclosure, a copy of any publication, manuscript or presentation of the results of any Investigator-Sponsored Trial by the applicable investigators to Acrivon for its review and comment. Acrivon shall have a period of [***] to review in advance any such manuscript, abstract or presentation and Lilly will, and will, subject to the terms of the applicable agreements with the relevant clinical sites, use reasonable efforts to cause the applicable investigators or clinical sites to, consider in good faith any comments made by Acrivon with respect thereto; provided that if Acrivon reasonably determines that such manuscript, abstract or presentation contains Confidential Information of Acrivon, Lilly shall, subject to the terms of the applicable agreements with the relevant clinical sites, remove, or cause to be removed, such Confidential Information from the proposed manuscript, abstract or presentation.

5.5 Publicity

(a) Public Announcements. Except as required by applicable securities laws or the listing rules of any stock exchange on which securities issued by a Party or its Affiliates are traded, neither Party shall make any public announcement concerning this Agreement without the prior written consent of the other Party; provided that each Party may make any public statement in response to questions by the press, analysts, investors or those attending industry conferences or financial analyst calls, respond to queries by any exchange on which such Party’s securities are traded, or issue press releases, so long as any such public statement, response, or press release is not inconsistent with prior public disclosures or public statements made in accordance with this Section 5.5 and which do not reveal non-public information about the other Party. In the event of a required public announcement concerning this Agreement, to the extent practicable under the circumstances, the Party making such announcement shall use reasonable efforts to provide the other Party with a copy of the proposed text of such announcement sufficiently in advance of the scheduled release to afford such other Party a reasonable opportunity to review and comment upon the proposed text, unless the proposed text is substantially the same as that used in any prior public disclosure, press release or public statement made in accordance with this Section 5.5. Following the Effective Date, Acrivon intends to have a corporate launch (including a website) and shall be entitled to issue a press release regarding its launch and/or announcing the execution of this Agreement. Acrivon shall provide Lilly an advance copy of any launch materials that reference Lilly or relate to this Agreement for Lilly’s review and approval, which approval will not be unreasonably withheld, conditioned or delayed. Once any launch materials are approved, then those materials or the substantially same content as those materials may be used repeatedly without seeking additional consent.

(b) Filing of this Agreement. The Parties shall coordinate in advance with each other in connection with the filing of this Agreement (including redaction of certain provisions of this Agreement) with any securities authority or with any stock exchange on which securities issued by a Party or its Affiliate are traded, and each Party shall use reasonable efforts to seek confidential treatment for the terms proposed to be redacted; provided that each Party shall ultimately retain control over what information to disclose to any securities authority or stock exchange, as the case may be, and provided further that the Parties shall use their reasonable efforts to file redacted versions with any governing bodies which are consistent with redacted versions previously filed with any other governing bodies. Other than such obligation, neither Party (nor any of its Affiliates) shall be obligation to consult with or obtain approval from the other Party with respect to any filings to any securities authority or stock exchange.

5.6 Prior Confidentiality Agreement. As of the Effective Date, the terms of this Article 5 shall supersede the Confidentiality Agreement, and any information disclosed by a Party pursuant to the Confidentiality Agreement shall be deemed Confidential Information of such Party for purposes of this Agreement.

6. REPRESENTATIONS AND WARRANTIES

6.1 Mutual Representations and Warranties. Each Party represents and warrants to the other that, as of the Effective Date:

(a) it has the full right, power and authority to enter into this Agreement, and its execution of this Agreement, the fulfillment of its obligations and performance of its activities hereunder do not conflict with, violate, or breach, or constitute a default under, any material agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it;

(b) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof;

(c) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action;

(d) this Agreement is legally binding upon it, enforceable in accordance with its terms; and

(e) all necessary consents, approvals and authorizations of all Governmental Authorities and other persons required to be obtained by such Party as of the Effective Date in connection with the execution, delivery and performance of this Agreement have been obtained.

6.2 Representations and Warranties of Acrivon. Acrivon represents and warrants to Lilly that, as of the Effective Date:

(a) neither Acrivon nor any of its Affiliates is debarred or disqualified under the Act or comparable Applicable Laws outside of the United States; and

(b) no current employee of Acrivon or any of its Affiliates is debarred or disqualified under United States law, including 21 U.S.C. §335a, or any foreign equivalent thereof.

6.3 Representations and Warranties of Lilly. Lilly represents and warrants to Acrivon that, as of the Effective Date:

(a) the Listed Patents constitute all Patents owned or Controlled by Lilly or any of its Affiliates as of the Effective Date in the Territory that contain one or more claims Covering any Licensed Compound;

(b) the Transferred Materials shall, upon being made available for delivery to Acrivon, materially conform to the respective specifications therefor (if any) set forth in Exhibit G;

(c) Lilly has provided or otherwise made available to Acrivon current, true and complete copies of all unpublished Listed Patents;

(d) all documents required to be filed and all payments required to be made in order to prosecute and maintain each of the Listed Patents prior to the Effective Date in the Territory have been filed or made, as the case may be, in a timely manner, and no action has been taken that would constitute waiver, abandonment or any similar relinquishment of such rights;

(e) no Listed Patent in the Territory is or has been involved in any interference, opposition, reissue, reexamination, revocation, inter partes review, post-grant review, post-grant proceeding, or equivalent proceeding in which the scope, validity or enforceability of any such Listed Patent is being or has been contested or challenged, and, to Lilly’s knowledge, no such proceeding has been threatened with respect to any Listed Patent in the Territory;

(f) no Listed Patent in the Territory has been adjudged invalid or unenforceable in whole or part, or, in the case of pending patent applications within the Listed Patents in the Territory, has been the subject of a final and non-appealable finding of unpatentability;

(g) Lilly has the full right, power and authority to grant the rights and licenses it purports to grant hereunder, and neither Lilly nor any of its Affiliates has granted any Third Party any rights or licenses that would interfere or be inconsistent with Acrivon’s rights and licenses hereunder;

(h) to the knowledge of Lilly, there are no legal claims or litigation, threatened or pending, against Lilly or any Affiliate thereof alleging that the Manufacture or use of the Licensed Compound or Licensed Products in the Field within the Territory infringes, misappropriates or otherwise violates the intellectual property rights of a Third Party;

(i) neither Lilly nor any of its Affiliates has received written notice from any Third Party claiming that the Development, Manufacture, use, Commercialization or other exploitation of any Licensed Compound or Licensed Products infringes or misappropriates, or would infringe or misappropriate, the Patents or other intellectual property rights of any Third Party, and, to Lilly’s knowledge, without duty of inquiry or investigation, none of the Development, Manufacture, use, Commercialization or other exploitation of Licensed Compound or Licensed Product infringes the Patents, or misappropriates any other intellectual property rights, of any Third Party;

(j) to the knowledge of Lilly, Lilly has performed all Lilly Trials in material compliance with the applicable protocol, GCPs and Applicable Laws and materially complied with its obligations, if any, under any agreements regarding the Investigator-Sponsored Trials; and

(k) to the knowledge of Lilly, there is no claim pending or threatened by Lilly alleging that a Third Party is or was infringing, misappropriating or otherwise violating any Licensed Technology in the Field within the Territory.

6.4 Covenants. Each Party shall inform the other Party in writing promptly upon learning that it or any Person who has performed activities with respect to the Licensed Compound prior to the Effective Date is debarred or is the subject of a conviction described in Section 306 of the Act, or upon learning that any action is pending or threatened relating to the debarment or conviction of such Party or any Person used in any capacity by such Party or any of its Affiliates in connection with the Development or Commercialization of the Licensed Compound or Licensed Products.

6.5 No Other Representations or Warranties. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY AND ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED. FURTHER, WITHOUT LIMITATION OF THE FOREGOING, AND EXCEPT AS SET FORTH IN SECTION 6.3(B), (I) LILLY MAKES NO REPRESENTATIONS, AND EXTENDS NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO ANY TRANSFERRED MATERIALS, (II) THE TRANSFERRED MATERIALS ARE SUPPLIED “AS IS”, AND (III) LILLY DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6.6 Limitation of Liability. EXCEPT FOR A PARTY’S WILLFUL MISCONDUCT OR FRAUD, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES, LOST PROFITS, LOST OPPORTUNITY OR LOST SALES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 6.6 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER ARTICLE 7, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 5.

7. INDEMNIFICATION

7.1 By Lilly. Lilly agrees to indemnify, defend and hold harmless Acrivon, its Affiliates, and their respective Representatives (individually and collectively, the “Acrivon Indemnitee(s)”) from and against any claim, demand, action or other proceeding by any Third Party (each, a “Claim”) against any Acrivon Indemnitee, and all associated losses, liabilities, damages and expenses, including reasonable attorneys’ fees and costs (individually and collectively, “Losses”), arising out of (a) Lilly’s breach of any of Lilly’s representations, warranties or covenants under this Agreement; (b) the gross negligence, willful misconduct, or failure to comply with Applicable Laws on the part of Lilly or any Lilly Indemnitee; (c) personal injury directly resulting from the clinical development conducted by Lilly with respect to the Licensed Compound or Licensed Product prior to the Effective Date; (d) Lilly’s or its Affiliates’ breach of any contractual obligations of Lilly or its Affiliates to Third Parties related to the Licensed Product, Transferred Materials, Lilly Trials, or Investigator-Sponsored Trials; or (e) personal injury directly resulting from the conduct, completion, or wind-down of the Lilly Trials following the Effective Date; except, in each case, to the extent such Claims or Losses arise out of any Acrivon Indemnitee’s negligence, illegal conduct, willful misconduct, failure to comply with Applicable Laws, or breach of this Agreement.

7.2 By Acrivon. Acrivon agrees to indemnify, defend and hold harmless Lilly, its Affiliates, and their respective Representatives (individually and collectively, the “Lilly Indemnitee(s)”) from and against all Losses to which any Lilly Indemnitee may become subject as a result of any Claim, to the extent such Losses arise out of (a) the gross negligence, willful misconduct, or failure to comply with Applicable Laws on the part of Acrivon or any Acrivon Indemnitee; (b) the use, Development, Manufacture, Commercialization or other disposition or exploitation of any Licensed Compound or Licensed Product, or the use of any Transferred Sample or Know-How derived therefrom, by or on behalf of Acrivon or any of its Related Parties, including without limitation any product liability claim; or (c) Acrivon’s breach of this Agreement; except, in each case, to the extent such Losses arise out of any Lilly Indemnitee’s negligence, illegal conduct, willful misconduct, or failure to comply with Applicable Laws or breach of this Agreement.

7.3 Defined Indemnification Terms. Either the Lilly Indemnitee or the Acrivon Indemnitee that is the beneficiary of the obligation to indemnify, defend, and hold harmless under Section 7.1 or 7.2, as applicable, shall be an “Indemnitee” for the purpose of this Article 7, and the Party that is obligated to indemnify the Indemnitee under Section 7.1 or Section 7.2, as applicable, shall be the “Indemnifying Party”.

7.4 Defense. The Indemnifying Party shall have the right to assume direction and control of the defense of the Claim at the Indemnifying Party’s sole expense by counsel selected by Indemnifying Party and reasonably acceptable to the Indemnitee, provided that the Indemnitee may, at its own expense, also be represented by counsel of its own choosing. The Indemnifying Party shall have the sole right to control the defense of any such Claim subject to the terms of this Article 7, but shall consider in good faith all reasonable suggestions of the Indemnitee. Notwithstanding the foregoing, if the Indemnifying Party does not assume direction and control of the defense of the Claim within [***] after receiving notice of the Claim from the Indemnitee, the Indemnitee shall have the right to assume direction and control of such defense by counsel selected by the Indemnitee, and, without limiting the ,Indemnifying Party’s indemnification obligations, the Indemnifying Party shall reimburse the Indemnitee for all reasonable and documented costs, including reasonable attorney fees, incurred by the Indemnitee in defending itself within [***] after receipt of any invoice therefor from the Indemnitee. If the Indemnitee assumes direction and control of the defense of such Claim in accordance with the preceding sentence, the Indemnifying Party may, at its own expense, participate in and monitor such defense with counsel of its own choosing.

7.5 Settlement. The Indemnifying Party shall be entitled to settle any such Claim or otherwise consent to an adverse judgment with respect to such Claim (a) with prior written notice to the Indemnitee but without the consent of the Indemnitee where (i) there is no admission of legal wrongdoing on the part of the Indemnitee or (ii) the only liability or other obligation imposed on the Indemnitee is the payment of money and the Indemnifying Party is obligated to make such payment under this Article 7 and actually makes such payment or (b) in all other cases, only with the prior written consent of the Indemnitee, such consent not to be unreasonably withheld, provided that, notwithstanding anything to the contrary, Acrivon shall not enter into any settlement or consent to an adverse judgment with respect to any Claim in any matter that would, in either case, reasonably be anticipated to adversely affect any Licensed Technology or either Party’s ability to Develop or Commercialize Licensed Products without Lilly’s prior written consent.

7.6 Notice. In connection with any Claim for which an Indemnitee seeks indemnification from the Indemnifying Party pursuant to this Agreement, the Indemnitee shall: (a) notify the Indemnifying Party promptly in writing of such Claim; provided, however, that failure to provide such notice will not relieve the Indemnifying Party from its liability or obligation hereunder, except to the extent of any material prejudice as a direct result of such failure; (b) reasonably cooperate with all reasonable requests of the Indemnifying Party with respect to such Claim and the defense or settlement thereof at the Indemnifying Party’s expense; and (c) permit the Indemnifying Party to control the defense and settlement of the Claim as set forth above.

7.7 Permission by Indemnifying Party. The Indemnitee may not settle, consent to an adverse judgment, or make any admission as to liability or fault with respect to any Claim subject to indemnification without the express written permission of the Indemnifying Party, which will not be unreasonably withheld or delayed, except in the case of any settlement, consent, or admission that would reasonably be anticipated to adversely affect any Licensed Technology or either Party’s ability to Develop or Commercialize Licensed Products, which shall, in each case, require Lilly’s prior written consent.

8. INVENTIONS; PATENT PROVISIONS

8.1 Ownership of Inventions. As between the Parties, and subject to Section 9.5(d), Acrivon shall own the entire right, title and interest in and to any and all information and inventions, whether or not patentable, discovered, created, identified or made solely by or on behalf of Acrivon, any of its Representatives, any Sublicensees, or any contractors of any of the foregoing in the course of performing Acrivon’s obligations or exercising any rights granted under this Agreement, or as a result of the Development, Manufacture, Commercialization, or use of Licensed Compound or Licensed Product or other use of Lilly’s Confidential Information, and all intellectual property rights in any of the foregoing (collectively, all of the foregoing, “Foreground Intellectual Property Rights”). Inventorship shall be determined in accordance with U.S. patent laws.

8.2 Patent Filing, Prosecution and Maintenance

(a) Within [***] after the Effective Date, Lilly shall inform in writing any outside patent counsel and all local patent representatives used by Lilly or any of its Affiliates to Prosecute any Licensed Patent that (i) the Licensed Patents have been exclusively licensed to Acrivon, (ii) Acrivon has the first right to Prosecute the Licensed Patents, and (iii) a copy of all future correspondence regarding the Licensed Patents should be sent to both Acrivon and Lilly, and Lilly shall forward copies of any correspondence it or any of its Affiliates receives from any such outside patent counsel or local patent representative or any patent office or other governmental body regarding the Licensed Patents to Acrivon. Upon Acrivon’s written request, for a period of up to [***] following the Effective Date, Lilly will be responsible for Prosecuting the Licensed Patents on Acrivon’s behalf at Acrivon’s cost (which shall be reimbursed to Lilly within [***] of Acrivon’s receipt of an invoice therefor).

(b) Acrivon shall have the first right, but not the obligation, to Prosecute the Licensed Patents, at its sole cost and expense using outside counsel mutually acceptable to the Parties (such acceptance not to be unreasonably withheld). In the event that Acrivon desires to abandon or cease Prosecution of any Licensed Patent, Acrivon shall provide written notice to Lilly thereof at least [***] prior to the next deadline for any action that must be taken with respect to such Licensed Patent in the relevant patent office. In such case, Lilly shall have the right, in its discretion, exercisable upon written notice to Acrivon delivered no later than sixty (60) days after receipt of notice from Acrivon, to assume responsibility for and control of Prosecution of such Licensed Patent, at its sole cost and expense.

(c) Acrivon shall keep Lilly reasonably informed regarding Acrivon’s Prosecution activities with respect to Licensed Patents, including periodic updates and advance notice of and reasonable opportunity to review material Patent filings prior to the time they are made. Acrivon shall consider in good faith any comments Lilly may make with respect to Acrivon’s Prosecution activities with respect to Licensed Patents.

(d) If Lilly assumes control of the Prosecution of any Licensed Patent pursuant to Section 8.2(b), and thereafter decides to abandon or cease Prosecution of such Licensed Patent, Lilly shall provide written notice to Acrivon thereof at least [***] prior to the next deadline for any action that must be taken with respect to such Licensed Patent in the relevant patent office. In such case, Acrivon shall have the right, in its discretion, exercisable upon written notice to Lilly delivered no later than [***] days after receipt of notice from Lilly, to assume responsibility for and control of Prosecution of such Licensed Patent, at its sole cost and expense (in which case Sections 8.2(b) and 8.2(c) shall again then apply to such Licensed Patent).

8.3 Cooperation. Each Party agrees to cooperate in the Prosecution of Licensed Patents under Section 8.2. Such cooperation includes, but is not limited to: (a) executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments, that may be reasonably required so as to enable the other Party to Prosecute patent applications in any country as permitted by Section 8.2; and (b) promptly informing the other Party of any request for, or filing or declaration of, any interference, opposition, reissue, reexamination, revocation, inter partes review, post-grant review, post-grant proceeding or similar proceeding relating to any Licensed Patent received by the Party.

8.4 Enforcement and Defense of Patent Rights.

(a) Notice. Each Party shall notify the other Party in writing within [***] (except as expressly set forth below) of becoming aware of any alleged or threatened infringement by a Third Party of a Licensed Patent (“Infringement”), including (i) any such alleged or threatened Infringement on account of a Third Party’s Manufacture, use or sale of any Licensed Compound or Licensed Product in the Field, (ii) any certification filed in the United States under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2) or similar provisions in other jurisdictions in connection with an ANDA (an Abbreviated New Drug Application in the United States or a comparable application for marketing approval under Applicable Laws in any country other than the United States) or other NDA for a Licensed Product (in either case, a “Patent Certification”), and (iii) any declaratory judgment action filed by a Third Party that is developing, manufacturing or commercializing Licensed Compound or Licensed Product in the Field alleging the invalidity, unenforceability or non-infringement of any Licensed Patent ((i), (ii), or (iii), collectively, “Competitive Infringement”); provided, however, that each Party shall notify the other Party of any Patent Certification regarding any Licensed Patent that it receives, and such Party shall provide the other Party with a copy of such Patent Certification, within [***] of receipt.

(b) Right to Enforce and Defend. Acrivon shall have the first right, but not the obligation, to bring (or defend) and control any action or proceeding with respect to Competitive Infringement of a Licensed Patent, at Acrivon’s expense and by counsel of its choice, and Lilly shall have the right to be represented in any such action or proceeding, at Lilly’s expense and by counsel of its choice. If Acrivon fails to bring any such action or proceeding with respect to Competitive Infringement of any Licensed Patent within [***] following the notice of alleged Competitive Infringement, Lilly shall have the right to bring (or defend) and control any such action at its expense and by counsel of its choice, and Acrivon shall have the right, at its own expense, to be represented in any such action at its expense and by counsel of its choice.

(c) Cooperation. In the event a Party brings (or defends) an infringement action in accordance with this Section 8.4, or in the event a Party is entitled to bring (or defend) an infringement action in accordance with this Section 8.4 but lacks standing to do so, the other Party shall cooperate fully, including, if required to bring (or defend) such action, the furnishing of a power of attorney or being named as a party. Neither Party shall enter into any settlement or compromise of any action under this Section 8.4 which would in any manner alter, diminish, or be in derogation of the other Party’s rights under this Agreement without the prior written consent of such other Party, which shall not be unreasonably withheld.

(d) Recovery. Except as otherwise agreed by the Parties in connection with a cost-sharing arrangement, any recovery realized by a Party as a result of any action or proceeding pursuant to this Section 8.4 with respect to Competitive Infringement, whether by way of settlement or otherwise, shall be applied [***].

8.5 Patent Term Extensions. Acrivon shall have the right to determine the Licensed Patents for which it will apply for patent extension in any country for any Licensed Product. Acrivon shall file for any such extension at Acrivon’s cost and expense. Lilly shall provide all reasonable assistance to Acrivon in connection with such filings, provided that Acrivon shall pay or reimburse any out-of-pocket costs incurred by Lilly in providing such assistance.

8.6 Infringement of Third Party Rights. Each Party shall promptly notify the other in writing of any allegation by a Third Party that the activity of either Party pursuant to this Agreement infringes or may infringe the intellectual property rights of such Third Party. Neither Party shall have the right to settle any patent infringement litigation under this Section 8.6 in a manner that materially diminishes the rights or interests of the other Party with respect to Licensed Compounds or Licensed Products without the written consent of such other Party (which shall not be unreasonably withheld).

8.7 Patent Markings. Acrivon and its Affiliates shall (and ensure that all Sublicensees) mark all Licensed Products or Licensed Product packaging or advertising (as may be permitted) with the appropriate patent number reference for any applicable Licensed Patent(s) in compliance with the requirements of 35 U.S.C. § 287 and equivalent foreign laws.

8.8 Trademarks. As between the Parties, Acrivon shall be responsible for selecting, in its sole discretion, and shall own all right, title and interest in and to any trademarks adopted by Acrivon for use with the Licensed Products anywhere in the world (including all goodwill accruing with respect to such use), and shall be responsible for the registration, filing, maintenance and enforcement thereof. Acrivon shall have no right to use any trademark, tradename, or corporate name of Lilly or any of its Affiliates with the Licensed Products.

9. TERM AND TERMINATION

9.1 Term and Expiration. This Agreement shall be effective as of the Effective Date and, unless earlier terminated pursuant to Sections 9.2, 9.3 or 9.4, continue until the expiration of the last-to-expire Royalty Term for any and all Licensed Products (the period during which this Agreement is effective, the “Term”).

9.2 Termination on Mutual Agreement. This Agreement may be terminated by the mutual written agreement of the Parties.

9.3 Unilateral Termination by Acrivon. Acrivon shall have the right to terminate this Agreement, in its entirety, in its sole discretion by giving [***] advance written notice to Lilly; provided, however, that if Acrivon (or its Related Parties) is conducting clinical trials or Commercializing the Licensed Product at the time of termination, the notice period shall be [***].

9.4 Termination for Cause.

(a) Material Breach. This Agreement may be terminated by a Party at any time during the Term upon written notice to the other Party if such other Party is in material breach of its obligations under this Agreement and has not cured such breach within (i) [***] of such notice in the case of any failure to make when due any payment hereunder and (ii) [***] of such notice in the case of any other breach. A material breach shall, notwithstanding anything to the contrary, include failure of Acrivon to timely achieve a Diligence Milestone by the applicable date therefor set forth on Exhibit I (as may be extended pursuant to Section 2.4(c)), provided that, notwithstanding anything to the contrary, if Acrivon has requested, and Lilly has granted, two extensions under Section 2.4(c), no cure period shall thereafter apply hereunder to any failure to timely achieve a Diligence Milestone and Lilly shall be entitled to immediately terminate this Agreement upon written notice to Acrivon. Any such termination shall become effective at the end of such [***] or [***] period unless the breaching Party has cured such breach prior to the end of such period. Any right to terminate under this Section 9.4(a) shall be stayed and the cure period tolled in the event that, during any cure period, the Party alleged to have been in material breach shall have in good faith initiated dispute resolution with respect to the alleged breach, which stay and tolling shall continue until such dispute has been resolved.

(b) Bankruptcy or Insolvency. In the event that either Party files for protection under bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within [***] of the filing thereof, then the other Party may terminate this Agreement effective immediately upon written notice to such Party.

(c) Termination for Patent Challenge. Except to the extent unenforceable under the Applicable Laws of a particular jurisdiction where the applicable Patent within the Licensed Patents is pending or has issued, Lilly may terminate this Agreement by written notice to Acrivon in the event that (i) Acrivon or any of its Affiliates Challenges any Licensed Patent or (ii) any Sublicensee Challenges any Licensed Patent; provided such Challenge is not withdrawn within [***] of notice thereof or, in the case of clause (ii), Acrivon does not terminate its all Sublicenses with such Sublicensee who commenced such Challenge. Notwithstanding the foregoing, Lilly shall have no such right to terminate this Agreement as a result of (A) any Challenge made by Acrivon or any of its Related Parties, respectively, as a defense in any infringement proceeding brought against Acrivon or such Related Party, respectively, by Lilly, any of its Affiliates, or any of their respective licensees under the Patents forming the basis for such Challenge, (y) any Challenge by Acrivon or any of its Related Parties challenging the validity or enforceability of any Patent owned or otherwise Controlled by Lilly that was or is not included in the Licensed Patents, or (z) any

Challenge made or brought by any Person which becomes an Affiliate of Acrivon after the Effective Date which was initiated before the signing of the definitive document(s) whereby such Third Party becomes such an Affiliate; provided, that (1) neither Acrivon nor any of its Affiliates, directly or indirectly, played any role in such Challenge and (2) such Challenge shall be dismissed as soon as reasonably possible (but in any event no later than [***]) after such Person becomes an Affiliate of Acrivon.

(d) Damages. If either Party has the right to terminate this Agreement under this Section 9.4, it may at its sole option, elect either to (i) terminate this Agreement and pursue any legal or equitable remedy available to it or (ii) maintain the Agreement in effect and pursue any legal or equitable remedy available to it.

9.5 Effect of Expiration or Termination

(a) Expiration. Upon expiration (but not earlier termination under Section 9.2, 9.3 or 9.4) of the Term of this Agreement, the license and rights under Licensed Know-How granted by Lilly to Acrivon pursuant to this Agreement shall survive on a nonexclusive, royalty-free, fully-paid, irrevocable, perpetual basis.

(b) Upon any termination of this Agreement, Acrivon shall, unless otherwise agreed in writing by the Parties, destroy or properly dispose of any Transferred Samples in its possession or control, as directed by Lilly, within [***] following termination and, in the case of destruction thereof, Acrivon shall also provide Lilly with written certification of the Transferred Samples’ destruction.

(c) Termination by Acrivon for Cause. In the event that Acrivon terminates this Agreement pursuant to Section 9.4(a) or Section 9.4(b), the following shall apply:

(i) all licenses and rights granted by Lilly to Acrivon pursuant to this Agreement shall automatically terminate and Acrivon, its Affiliates, and, except to the extent any Sublicensees’ rights survive termination hereof pursuant to Section 9.5(d), any Sublicensees shall cease Development, Manufacture, and Commercialization of all Licensed Products;

(ii) Acrivon shall have the right to sell its remaining inventory of Licensed Product so long as Acrivon has fully paid, and continues to pay when due, all royalties and milestone payments owed to Lilly, and Acrivon is not otherwise in material breach of this Agreement.

(d) Termination by Lilly for Cause or Acrivon for Convenience. In the event that (x) Lilly terminates this Agreement pursuant to Section 9.4 or (y) Acrivon terminates this Agreement pursuant to Section 9.3, then the following shall apply:

(i) all licenses and rights granted by Lilly to Acrivon pursuant to this Agreement shall automatically terminate and Acrivon, its Affiliates, and, except to the extent any Sublicensees’ rights survive termination hereof pursuant to Section 9.5(d), any Sublicensees shall cease Development, Manufacture, and Commercialization of all Licensed Products;

(ii) Acrivon and its Affiliates shall promptly (and, in any event, no later than within [***] of termination) provide to Lilly the following information, in each case, (A) to the extent reasonably necessary or useful for Lilly to continue using, Developing, Commercializing and otherwise exploiting the Licensed Compounds and the Licensed Products (including such information related to or generated after the Effective Date by the Product Tailored OncoSignatureTM Assay) and (B) excluding any information or trade secrets related to the AP3 Method or the OncoSignatureTM Assay generally (and not specific to the Product Tailored OncoSignatureTM Assay or Licensed Product):

(1) all material information that is Controlled by Acrivon or its Affiliates concerning Licensed Compounds, Licensed Products, Licensed Products and Licensed Compounds inventory, Acrivon Know-How, Acrivon Patents, Product Marks, Product-Related Materials, Regulatory Materials, and Regulatory Approvals for Licensed Products (all such information, “Product-Related Information”); and

(2) all material information reasonably requested by Lilly concerning any manufacturing, supplier, distributor, research, development, clinical study, or other contracts, to the extent, in each case, related to the Development, Manufacture, or Commercialization of Licensed Compounds or Licensed Products, entered into by Acrivon or its Affiliates with Third Parties (“Product-Related Contracts”);

(iii) upon written election by Lilly within [***] of Lilly’s receipt of all of the information Acrivon is obligated to provide under Section 9.5(d)(ii)) and Acrivon’s written notice to Lilly confirming its delivery to Lilly of all such information;

(1) [***];

(2) [***]; and

(3) [***];

(iv) Except as Lilly may otherwise elect to carry out on its own as described below in this paragraph, Acrivon shall be solely responsible to continue, wind-down or cease any ongoing clinical trials that it has commenced prior to such termination. Such continuation, wind-down or cessation shall be carried out, in all instances, in full compliance with Applicable Laws, ethical standards and any regulatory requirements of applicable Regulatory Authorities, In the event Lilly notifies Acrivon in writing that it is electing to carry out such ongoing clinical trials, Acrivon shall, in good faith, work with Lilly, at its cost, to transition such ongoing clinical trials to Lilly pursuant to a mutually agreed upon transition plan; and

(v) Notwithstanding anything to the contrary, (1) Acrivon and its Affiliates shall, for a period [***] following termination and only in the case of a termination other than a termination by Lilly under Section 9.4, have the privilege, subject to the payment of royalties and milestones as required under Article 4, of selling all finished Licensed Products or Licensed Products in the process of Manufacture as of the date this Agreement is terminated (the “Termination Date”), (2) any assignment of any tangible or intangible assets to Lilly by Acrivon pursuant to Section 9.5(d)(iii) shall be made subject to the rights any Sublicensee may have with respect to such assets under any commercially reasonable sublicense entered into in accordance with this Agreement and surviving such termination in accordance with Section 9.5(d) below, and (3) with respect to any Licensed Product inventory or Licensed Product in the process of Manufacture that Acrivon does not elect to (or cannot) sell in accordance with this Section 9.5(d)(v) and Lilly elects to have transferred to it as contemplated above, (A) Lilly shall pay Acrivon a commercially reasonable amount as consideration for the assignment and transfer of any Licensed Product inventory or Licensed Product in the process of Manufacture, with such amount to be negotiated in good faith by the Parties based on the facts and circumstances at such time and which amount shall not, in any event, exceed Acrivon’s reasonable, documented direct costs of manufacturing or procuring such Licensed Product inventory or Licensed Product in the process of Manufacture and (B) Lilly shall, at any time prior to the delivery or assignment of such Licensed Product inventory or Licensed Product in the process of Manufacture have the right to decline its right to have any of the foregoing assigned to it (and thereby not be obligated to make any payments with respect thereto).

(e) Notwithstanding any provision herein to the contrary, in the event (A) Acrivon or an Affiliate thereof has entered into any Sublicense granting any Third Party rights to Develop and/or Commercialize Licensed Products as permitted by this Agreement (but which agreement must, in any event, include rights for such Third Party to Commercialize Licensed Products), (B) this Agreement is terminated by Lilly pursuant to Section 9.4, (C) the applicable Sublicensee provides written notice to Lilly, within five (5) Business Days of the termination of this Agreement, of the survival and assignment of its Sublicense to Lilly and, in such notice, agrees to comply with the terms thereof and permit Lilly to enforce such terms following such assignment, and (D) the applicable Sublicensee is not in material breach of such Sublicense:

(i) such sublicense (including any rights to payment thereunder) shall, to the extent concerning the Licensed Technology, not imposing obligations on Lilly in excess of those contained in this Agreement, providing for payments with respect to the Licensed Technology and Licensed Products at least as favorable to Lilly as those provided herein, and provided for in such Sublicense, be automatically assigned to Lilly; and

(ii) Lilly shall grant such Third Party the rights granted with respect to Licensed Technology under the assigned Sublicense, subject to such Third Party’s compliance with its terms.

9.6 Accrued Obligations; Survival. Neither expiration nor any termination of this Agreement shall relieve either Party of any obligation or liability accruing prior to such expiration or termination, nor shall expiration or any termination of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement, at law or in equity, with respect to breach of this Agreement. The following provisions (in addition to any provision that explicitly indicates herein that it shall survive termination/expiration) shall survive the termination or expiration of this Agreement for any reason: 1, 2.7, 4.7, 4.8, 4.9, 4.10, 4.11, 5.1, 5.2, 5.3, 5.5, 5.6, 6.5, 6.6, 7, 8.1, 9.5, 9.6, 9.7, 10.1, 10.2, 10.3, 10.4, and 11.

9.7 Rights Upon Bankruptcy. All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code and other similar laws in any jurisdiction outside the US (collectively, the “Bankruptcy Laws”), licenses of rights to be “intellectual property” as defined under the

Bankruptcy Laws. If a case is commenced during the Term by or against a Party under Bankruptcy Laws then, unless and until this Agreement is rejected as provided in such Bankruptcy Laws, such Party (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) shall perform all of the obligations provided in this Agreement to be performed by such Party. If a case is commenced during the Term by or against a Party under the Bankruptcy Laws, this Agreement is rejected as provided in the Bankruptcy Laws and the other Party elects to retain its rights hereunder as provided in the Bankruptcy Laws, then the Party subject to such case under the Bankruptcy Laws (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 trustee), shall provide to the other Party copies of all information necessary for such other Party to prosecute, maintain and enjoy its rights under the terms of this Agreement promptly upon such other Party’s written request therefor. All rights, powers and remedies of the non-bankrupt Party as provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including the Bankruptcy Laws) in the event of the commencement of a case by or against a Party under the Bankruptcy Laws.

10. COVENANTS

10.1 Compliance with Applicable Laws. Each Party shall, and shall require its Affiliates, sublicensees, agents and subcontractors to comply in all material respects with all Applicable Laws in connection with the performance of their obligations and the exercise of their rights under this Agreement.

10.2 Compliance with Party Specific Regulations. The Parties agree to cooperate with each other (and cause their Affiliates to cooperate) as may reasonably be requested to ensure that each Party and its Affiliates is able to fully meet its obligations with respect to the Party Specific Regulations applicable to it. Neither Party nor any Affiliate thereof shall be obligated to pursue any course of conduct that would result in such Party or any Affiliate thereof being in material breach of any Party Specific Regulation applicable to it. All Party Specific Regulations are binding only in accordance with their terms and only upon the Party or its Affiliate to which they relate. This Section 10.2 shall apply subject to notification by a Party to the other Party of any such applicable Party Specific Regulation.

10.3 Compliance with Internal Compliance Codes. All Internal Compliance Codes shall apply only to the Party (and Affiliates thereof) to which they relate. The Parties agree to cooperate with each other (and to cause their Affiliates to cooperate) as may be reasonably requested to allow each Party and its Affiliates to comply in all material respects with the substance of its respective Internal Compliance Codes and, to the extent practicable, to operate in a manner consist with its usual compliance-related processes.

10.4 Compliance with Anti-Corruption and Privacy Laws

(a) Anti-Corruption and Privacy. In connection with this Agreement, each Party and each of its Affiliates has complied and will comply with all Applicable Laws and industry codes dealing with data protection and privacy of personal information and with government procurement, conflicts of interest, corruption or bribery, including, if applicable, the U.S. Foreign Corrupt Practices Act of 1977 (“FCPA”), as amended, and any laws enacted to implement the Organisation of Economic Cooperation and Development Convention on Combating Bribery of Foreign Officials in International Business Transactions.

(b) Privacy. Each Party shall at all times comply (and cause its Affiliates to comply) with all Applicable Laws and all applicable contractual obligations with respect to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technical, physical and administrative), disposal, destruction, disclosure, or transfer (including cross-border) of Personal Information in connection with this Agreement, including providing any notice, obtaining any consent and/or prior authorization, and conducting any assessment required under Applicable Laws, with respect thereto.

(c) No Bribery. In connection with this Agreement, neither Party, nor any of its Affiliates, has made, offered, given, promised to give, or authorized, nor will make, offer, give, promise to give, or authorize, in a manner that violates Applicable Laws, any bribe, kickback, payment or transfer of anything of value, directly or indirectly, to any person or to any Government or Public Official for the purpose of: (i) improperly influencing any act or decision of the person or Government or Public Official; (ii) inducing the person or Government or Public Official to do or omit to do an act in violation of a lawful or otherwise required duty; (iii) securing any improper advantage; or (iv) inducing the person or Government or Public Official to improperly influence the act or decision of any organization, including any government or government instrumentality, in order to assist Acrivon or Lilly, as applicable, in obtaining or retaining business.

11. MISCELLANEOUS

11.1 Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including, but not limited to, embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, epidemic, pandemic, fire, flood, earthquake, tornado, tsunami, explosion, storm, or other acts of God, failure of public utilities or common carriers, or acts, omissions or delays in acting by any Governmental Authority. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances.

11.2 Assignment. Neither Party may assign its rights and obligations under this Agreement without the prior written consent of the other Party, such consent not to unreasonably withheld; provided that: (i) Lilly may, at any time, and (ii) Acrivon may, only after the expiration of the ROFN Term, assign this Agreement and its rights and obligations hereunder, without the other Party’s consent: (X) to any of its Affiliates (provided that the assigning Party shall remain jointly and severally (with the assignee) liable and responsible to the non-assigning Party for the performance and observance of all such duties and obligations by such Affiliate); or (Y) in connection with the transfer or sale of all or substantially all of the business or assets of such Party (or that portion thereof to which this Agreement relates) to a Third Party, whether by merger, sale of stock, sale of assets, or otherwise. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties, and the name of a Party appearing herein will be deemed to include the name of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this section. Any assignment not in accordance with this Agreement shall be void.

11.3 Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

11.4 Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to Acrivon, to:	Acrivon Therapeutics, Inc.
[***]
[***]
[***]

with copy (which shall not	Hogan Lovells US LLP
constitute notice) to:	[***]
[***]
[***]

if to Lilly, to:	Eli Lilly and Company
[***]
[***]
[***]
[***]

with copy (which shall not	Eli Lilly and Company
constitute notice) to:	[***]
[***]
[***]
[***]

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a Business Day (provided that if given by facsimile, the transmitting Party received confirmation of complete transmission); (b) on the Business Day after dispatch if sent by nationally-recognized overnight courier; or (c) on the [***] Business Day following the date of mailing if sent by mail.

11.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States federal law and New York state law, without reference to any rules of conflict of laws that would result in the application of the laws of any other jurisdiction. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to the transactions contemplated by this Agreement. Each Party hereby irrevocably and unconditionally (a) consents to submit to the exclusive jurisdiction of the federal courts located in New York, New York, for any actions, suits or proceedings arising out of or relating to this Agreement and (b) waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the federal courts of New York, New York, and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each Party waives personal service of any summons, complaint or other process in connection with such action and agree that service may be made by any means permitted or prescribed in this Agreement for delivery of notices or by any means permitted by Applicable Laws.

11.6 Waiver of Jury Trial. EACH PARTY, TO THE EXTENT PERMITTED BY LAW, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS IT CONTEMPLATES. THIS WAIVER APPLIES TO ANY ACTION OR LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.

11.7 Entire Agreement; Amendments. The Agreement contains the entire understanding of the Parties with respect to the rights and licenses granted hereunder. All express or implied agreements and understandings, either oral or written, with regard to the rights and licenses granted hereunder are superseded by the terms of this Agreement, including the prior Confidentiality Agreement. The Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties.

11.8 Headings. The captions to the several Articles and Sections hereof are for convenience of reference only, are not a part of the Agreement, and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.

11.9 Independent Contractors. It is expressly agreed that Acrivon and Lilly shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Acrivon nor Lilly shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

11.10 Waiver. The failure by either Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement or any breach hereof by the other Party shall neither impair such provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or any other. No waiver by a Party of a particular provision or right shall be effective unless in writing, specific as to a particular matter and, if applicable, for a particular period of time, and signed by such Party.

11.11 Cumulative Remedies. Except as expressly set forth herein, no remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available at law or in equity.

11.12 Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

11.13 Construction. Except where the context otherwise requires, wherever used, the singular will include the plural, the plural the singular, and the use of any gender will be applicable to all genders. The term “including” as used herein means including, without limiting the generality of any description that precedes such term, and shall be deemed to be followed by the phrase “ but not limited to,” “without limitation” or words of similar import regardless of whether such words are actually written there (and drawing no implication from the actual inclusion of such phrase in some instances after the word “including” but not others). References to “Article”, “Articles”, “Section”, “Sections”, “Exhibit” or “Exhibits” are references to the numbered Article(s) or lettered Exhibit(s) of this Agreement, unless expressly stated otherwise. Except where the context otherwise requires, (a) references to a particular law, rule or regulation mean such law, rule or regulation as in effect as of the relevant time, including all rules and regulations thereunder and any successor law, rule or regulation in effect as of the relevant time, and including the then-current amendments thereto; (b) the word “or” has the inclusive meaning that is typically associated with the phrase “and/or”; (c) whenever this Agreement refers to a number of days, such number will refer to calendar days unless Business Days are specified, and if a period of time is specified and dates from a given day or Business Day, or the day or Business Day of an act or event, it is to be calculated exclusive of that day or Business Day; (d) references to a particular person or entity include such person’s or entity’s successors and assigns to the extent not prohibited by this Agreement; (e) a capitalized term not defined herein but reflecting a different part of speech than a capitalized term which is defined herein shall be interpreted in a correlative manner; and (f) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including any Exhibits).

11.14 Use of Third Parties. Notwithstanding any delegation of obligations under this Agreement by a Party or its Affiliates or to a Third Party, such Party shall remain primarily liable and responsible for the performance of all of its obligations under this Agreement and for causing such Affiliates or Third Parties to act in a manner consistent herewith, to the extent applicable. No Party contracting with any Third Party shall agree to any term that would make it unable to comply with its obligations under this Agreement.

11.15 Further Action. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be reasonably necessary or appropriate in order to carry out the purposes and intent of this Agreement.

11.16 Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each Party shall be entitled to rely on the delivery of executed facsimile copies of counterpart execution pages of this Agreement and such facsimile copies shall be legally effective to create a valid and binding agreement among the Parties. Signatures provided by facsimile transmission or in Adobe™ Portable Document Format (PDF) sent by electronic mail shall be deemed to be original signatures.

Signature Page Follows

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

ACRIVON THERAPEUTICS, INC.

By:	/s/ Peter Blume-Jensen, MD, PhD
Name: Peter Blume-Jensen, MD, PhD
Title: President and CEO

ELI LILLY AND COMPANY

By:	/s/ Daniel Skovronsky, MD, PhD
Name: Daniel Skovronsky, MD, PhD
Title: President Lilly Research Laboratories
Chief Scientific Officer, Eli Lilly and Company

EXHIBIT A

Compound

[***]

EXHIBIT B

Investigator-Sponsored Trials

[***]

EXHIBIT C

Existing Licensed Know-How

Index	Title	Type	Index	Title	Type
[***]	[***]	[***]	[***]	[***]	[***]

Additional items:

[***]

EXHIBIT D

Lilly CMO Agreements and Authorization Letter

[***]

EXHIBIT E

Lilly Trials

[***]

EXHIBIT F

Listed Patents

Title	Lilly Project Number	Country	Appl Ser. #
[***]	[***]	[***]	[***]

[***]

EXHIBIT G

Transferred Materials

Clinical Compound: [***]

[***]

Transferred Product:

[***]

Additional Transferred Materials:

[***]

Drug Substance	Rationale
[***]	[***]

EXHIBIT H

Transferred Samples

[***]

EXHIBIT I

Diligence Milestones

[***]

Milestone	Target Date of Completion [***]	Back-Up Date of Completion [***]
[***]	[***]	[***]

EXHIBIT J

Initial Development Plan

[***]

EXHIBIT K

Lilly Animal Care and Use Requirements

[***]

Execution Version

EXHIBIT L

Stock Issuance Agreement

ACRIVON THERAPEUTICS, INC.

COMMON STOCK ISSUANCE AGREEMENT

This Common Stock Issuance Agreement (the “Agreement”) is made as of this [•] day of January, 2021 (the “Effective Date”), by and between Acrivon Therapeutics, Inc., a Delaware corporation (the “Company” or “Acrivon” ) and Eli Lilly and Company, an Indiana corporation (the “Purchaser” or “Lilly”).

RECITALS

WHEREAS, the Purchaser has entered into that certain License Agreement with the Company, dated as of January [•], 2021 (the “License Agreement”); and

WHEREAS, in accordance with Section 4.2 of the License Agreement and in partial consideration for the rights and licenses granted to the Company thereunder, the Company wishes to issue to Purchaser and Purchaser wishes to obtain from the Company, an aggregate of 829,995 shares of Common Stock of the Company, par value $0.001 per share (the “Initial Shares”, and, together with any Additional Shares (as defined below), the “Shares”), effective as of the Effective Date on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and representations set forth below, the Company and the Purchaser agree as follows:

1. Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company hereby issues to the Purchaser, and the Purchaser hereby accepts from the Company, on the Effective Date the Initial Shares in exchange for Purchaser’s execution and delivery of the License Agreement (the “Transaction”). The Company will issue, as promptly hereafter as practicable, a stock certificate registered in the name of the Purchaser, or a notice of issuance of uncertificated stock, as applicable, reflecting the Initial Shares.

2. Company Representations and Warranties as of the Effective Date. As of the Effective Date, the Company hereby represents and warrants to the Purchaser as follows:

A. Upon issuance, the Initial Shares will constitute [***] of the fully diluted capitalization of the Company (including any shares issuable upon exercise, conversion or exchange of other securities of the Company exercisable for, convertible into, or exchangeable shares) and including authorized but unissued shares reserved pursuant to the Company’s 2019 Stock Incentive Plan, duly adopted by the Board of Directors of the Company (the “Board”) and approved by the Company stockholders (the “Stock Plan”). The calculation of the percentage that the Initial Shares constitute of the Company’s fully diluted capitalization is set forth on Schedule 2.A.

B. The authorized capital of the Company consists, immediately prior to the Effective Date, of:

(i) [***]

(ii) [***]

(iii) [***]

(iv) Except for the shares described as issued and outstanding under clauses (i) through (iii) of this Section 2.B, the Company has not issued or agreed to issue any (a) shares of capital stock or other equity, ownership, or voting interests; (b) securities or instruments convertible into or exchangeable or exercisable for shares of capital stock or other equity, ownership, or voting interests; or (c) equity-equivalents, earnings, profits, or revenue-based or equity-based rights.

C. Schedule 2.A sets forth an accurate and complete pro forma capitalization table as of immediately following the issuance of the Initial Shares.

D. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted, and to execute and deliver this Agreement and to carry out and perform its obligations under the terms of the Agreement. The Company is duly qualified and is authorized to do business and is in good standing in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business;

E. All corporate action on the part of the Company and its stockholders necessary for the authorization of the Agreement and the execution, delivery and performance of all obligations of the Company under the Agreement, including the issuance and delivery of the Initial Shares, has been taken by the Company. The Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. Upon issuance the Shares issued pursuant to this Agreement will be validly issued, fully paid and nonassessable and free of any liens or encumbrances other than as explicitly provided hereinafter, and issued in compliance with all applicable federal and securities laws, subject to the making of any required filings under applicable federal and state securities laws and the accuracy of the Purchaser’s representations in Section 3, and the offer, issue, and sale of the Shares are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

F. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (a) violate any provision of the certificate of incorporation or bylaws of the Company; (b) violate any federal, state or local statute, law, regulation, order, injunction or decree (“Law”) applicable to the Company, subject to such filings required under applicable state securities laws and the rules thereunder and Regulation D of the Securities Act; (c) conflict with, create a breach or default under, require any consent of or notice to or give to any third party any right of modification, acceleration or cancellation, or result in the creation of any encumbrance upon any property or right of the Company pursuant to, any contract, agreement, license, permit or other instrument to which the Company is a party or by which the Company or any of the Company’s properties, assets or rights may be bound, affected or benefited; (d) allow the imposition of any fees or penalties or require the offering or making of any payment to a third party on the part of the Company; or (e) require any consent or approval of, registration or filing with, or notice to any federal, state or local governmental authority or any agency or instrumentality thereof, other than such filings required under applicable state securities laws and the rules thereunder and Regulation D of the Securities Act.

2

G. Except as set forth on Schedule 2.G, the Company does not presently own or control, directly or indirectly, any interest in any other entity of any type. The Company is not a participant in any joint venture, partnership or similar arrangement.

H. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened (i) against the Company or any officer, director or key employee of the Company arising out of their employment or board relationship with the Company; or (ii) to the Company’s knowledge, that questions the validity of this Agreement or the License Agreement or the right of the Company to enter into them, or to consummate the transactions contemplated by this Agreement or the License Agreement; or (iii) to the Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a material adverse effect. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or key employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or key employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

I. The Company is not in violation or default (i) of any provisions of its certificate of incorporation or bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (v) to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a material adverse effect.

J. The Company has all franchises, permits, government licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a material adverse effect. The Company is not in default in any material respect under any of such franchises, permits, government licenses or other similar authority.

K. The certificate of incorporation and bylaws of the Company are in the form made available to the Purchaser.

L. Neither the Company, nor any of its officers, directors, employees or agents, has either directly or indirectly, including through a broker or finder, (i) engaged in any general solicitation or (ii) published any advertisement in connection with the offer and sale of the Initial Shares.

M. Neither the Company nor, to the knowledge of the Company, any director, officer, employee, or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

N. Neither the Company nor any of the Company’s directors, officers, employees, or agents have, directly or indirectly, made, offered, promised, or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “ FCPA” )), foreign political party or official thereof, or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such

3

official, party, or candidate, (ii) inducing such official, party, or candidate to use his, her, or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii), and (iii) above in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person. Neither the Company nor any of its directors, officers, employees, or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment of funds or received or retained any funds in violation of any law, rule, or regulation. Neither the Company, nor, to the Company’s knowledge, any of its officers, directors, or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution, or other enforcement action related to the FCPA or any other anti-corruption law.

O. The operation of the Company is and has been conducted at all times in compliance with the money laundering statues of applicable jurisdictions, the rules and regulations thereunder, and any related or similar rules, regulations, or guidelines, issued, administered, or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”), and no action suit, or proceeding by or before any court of governmental agency, authority, or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the Company’s knowledge, threatened.

P. There are no federal, state, county, local, or foreign taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, county, local ,or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local, or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local, and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

3. Purchaser Representations and Warranties as of the Effective Date. As of the Effective Date, the Purchaser hereby represents and warrants to the Company as follows:

A. Purchaser understands that the Company’s sale of the Shares to Purchaser has not been registered under the Securities Act, because the Company believes, relying in part on Purchaser’s representations in this Agreement, that an exemption from such registration requirement is available for such sale. Purchaser understands that the availability of this exemption depends upon the representations it is making to the Company in this Agreement being true and correct.

B. This Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

C. Purchaser is purchasing the Shares solely for investment purposes, and not for further distribution. Purchaser’s entire legal and beneficial ownership interest in the Shares is being purchased and shall be held solely for its account. Purchaser is not a party to, and does not presently intend to enter into, any contract or other arrangement with any other person or entity involving the resale, transfer, grant of participation with respect to or other distribution of any of the Shares. Purchaser’s investment intent is not limited to its present intention to hold the Shares for the minimum capital gains period specified under any applicable tax law, for a deferred sale, for a specified increase or decrease in the market price of the Shares, or for any other fixed period in the future.

4

D. Purchaser can properly evaluate the merits and risks of an investment in the Shares and can protect its own interests in this regard, whether by reason of its own business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with the Company with whom Purchaser has consulted, or Purchaser’s preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons.

E. Purchaser is sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Shares. Purchaser has had an opportunity to discuss the plans, operations, and financial condition of the Company with its officers, directors or controlling persons, and has received all information it deems appropriate for assessing the risk of an investment in the Shares.

F. Purchaser realizes that the purchase of the Shares involves a high degree of risk, and that the Company’s future prospects are uncertain. Purchaser is able to hold the Shares indefinitely if required, and is able to bear the loss of its entire investment in the Shares.

G. Purchaser understands that the Shares are “restricted securities” in that the Company’s sale of the Shares to Purchaser has not been registered under the Securities Act in reliance upon an exemption for non-public offerings. In this regard, Purchaser also understands and agrees that:

(1) Purchaser must hold the Shares indefinitely, unless any subsequent proposed resale by it is registered under the Securities Act, or unless an exemption from registration is otherwise available (such as Rule 144);

(2) the Company is under no obligation to register any subsequent proposed resale of the Shares by Purchaser; and

(3) the certificate evidencing the Shares (or the notice of issuance of uncertificated stock, as applicable) will be imprinted with a legend which prohibits the transfer of the Shares unless such transfer is registered or such registration is not required in the opinion of counsel for the Company.

H. Purchaser is familiar with Rule 144 adopted under the Securities Act, which in some circumstances permits limited public resales of “restricted securities” like the shares acquired from an issuer in a non-public offering. Purchaser understands that its ability to sell the Shares under Rule 144 in the future is uncertain, and may depend upon, among other things: (i) the availability of certain current public information about the Company; (ii) the resale occurring more than a specified period after Purchaser’s purchase and full payment (within the meaning of Rule 144) for the Shares; and (iii) if Purchaser is an affiliate of the Company (A) the sale being made in an unsolicited “broker’s transaction,” transactions directly with a market maker or riskless principal transactions, as those terms are defined under the Securities Exchange Act of 1934, as amended, (B) the amount of shares being sold during any three-month period not exceeding the specified limitations stated in Rule 144, and (C) timely filing of a notice of proposed sale on Form 144, if applicable.

I. Purchaser understands that the requirements of Rule 144 may never be met, and that the Shares may never be saleable under the rule. Purchaser further understands that at the time it wishes to sell the Shares, there may be no public market for the Company’s stock upon which to make such a sale, or the current public information requirements of Rule 144 may not be satisfied, either of which may preclude Purchaser from selling the Shares under Rule 144 even if the relevant holding period had been satisfied.

5

J. Purchaser understands that in the event Rule 144 is not available to it, any future proposed sale of any of the Shares by Purchaser will not be possible without prior registration under the Securities Act, compliance with some other registration exemption (which may or may not be available), or each of the following: (i) Purchaser’s written notice to the Company containing detailed information regarding the proposed sale, (ii) Purchaser providing an opinion of its counsel to the effect that such sale will not require registration, and (iii) the Company notifying Purchaser in writing that Company’s counsel concurs in such opinion. Purchaser understands that neither the Company nor its counsel is obligated to provide Purchaser with any such opinion. Purchaser understands that although Rule 144 is not exclusive, the staff of the SEC has stated that persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

K. The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

L. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may be notated with one or all of the following legends:

(1) The legend set forth below; and

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(2) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legened.

M. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

N. Purchaser understands that the Board believes its valuation of the Shares represents a fair appraisal of their worth, but that it remains possible that, with the benefit of hindsight, the Internal Revenue Service (“IRS”) may successfully assert that the value of the Shares on the date of Purchaser’s purchase is substantially greater than the Board’s appraisal. Purchaser understands that any additional value ascribed to the Shares by such an IRS determination will constitute ordinary income to Purchaser as of the purchase date, and that any additional taxes and interest due as a result will be Purchaser’s sole responsibility payable only by Purchaser, and that the Company need not and will not reimburse Purchaser for that tax liability.

O. The address of Purchaser’s principal place of business is set forth on the signature page to this Agreement.

P. Neither the Purchaser, nor any of its officers, directors, employees, agents, or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

6

Q. Neither Purchaser nor any person that would be deemed a beneficial owner of the Shares (in accordance with Rule 506(d) of the Securities Act) is subject to any of the “ bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the purchase or acquisition of the Shares, in writing in reasonable detail to the Company.

4. Additional Agreements.

A. Anti-Dilution.

(1) As partial consideration for the exclusive license rights granted by the Purchaser to the Company under the License Agreement, and subject to Section 4.A.2, until the Aggregate Equity Value reaches [***] (the “Valuation Threshold”), the Company shall issue to the Purchaser a number of shares of Capital Stock (i) upon completion of a Preferred Financing; (ii) within [***] following each issuance of Capital Stock (as defined below) after the date hereof (excluding issuances in a Preferred Financing for which Additional Shares are issued pursuant to clause (i) and excluding any shares of Capital Stock issued upon exercise or conversion of options or warrants set forth on Schedule 2.A or any warrants, options or convertible securities for which Additional Shares are issued pursuant to clauses (iii) and (iv)); (iii) within [***] following an issuance of any warrant or security exercisable for Capital Stock (other than the issuance of any options or shares of stock pursuant to the Company’s equity incentive plan); and (iv) within [***] after any increase in the Company’s employee stock option plan (each event set forth in clauses (i)-(iv), a “Trigger Event”), such that the Purchaser holds, in each case, in aggregate and on an as-converted-to-Common Stock basis, [***] of the Company’s Fully Diluted Equity immediately following such Trigger Event (such shares of Company stock, the “Additional Shares”). The Additional Shares shall be, as applicable: (a) the same security as issued in any Preferred Financing with identical rights, preferences and privileges as the other securities issued in the Preferred Financing in the case of issuing Additional Shares upon completion of a Preferred Financing and (b) Common Stock in the case of any other issuance of Additional Shares. Simultaneously with the Company’s delivery of any Additional Shares to the Purchaser, which shall occur no later than [***] after the event requiring such issuance, the Company shall provide Purchaser a written description of the calculation of the number of Additional Shares. Such written description shall include, as of the date of issuance of the Additional Shares, the Company’s Fully Diluted Equity, shown in at least the same degree of detail as shown in Schedule 2.A, the Applicable Price Per Share, and a reference to the source of the Applicable Price Per Share. Sample calculations of the Additional Shares in connection with a Preferred Financing are attached as Schedule 4.A.

(2) If the Additional Shares are issued in connection with a Preferred Financing, the Purchaser shall execute and deliver to the Company, and shall be bound upon such issuance by the obligations in all transaction documents entered into by the purchasers participating in the Preferred Financing, as applicable; provided, however, that (1) all other investors participating in such Preferred Financing also execute such agreements and other documents; (2) the obligations of Purchaser with respect to the Additional Shares issued to the Purchaser shall be no more restrictive or burdensome than the obligations of the other purchasers of the preferred securities and (3) in no event will the Purchaser or any of its affiliates be required, in connection with any sale of the Company (including pursuant to an exercise of any drag-along provisions set forth in any agreement to which Purchaser is a party) or otherwise, to enter into, or be bound by or subject to any provisions in (or agree or commit to enter into or be bound by or subject to), any agreement that, directly or indirectly, (A) would limit or restrict the Purchaser’s or any of its affiliates’ freedom to engage in any business or investment activity, whether or not it may be competitive with the Company or its affiliates (including, without limitation, requiring the Purchaser or any of its affiliates to enter into any non-competition or non-solicitation agreement, or any other restrictive covenant); (B) would require the Purchaser or any of its affiliates to waive or release any claim against the Company in connection with a sale of the Company other than those arising solely in its capacity as a holder of Capital

7

Stock; (C) would require the Purchaser or any of its affiliates to amend, extend, or terminate any contractual or other relationship with the Company, the acquirer of the Company or their respective affiliates, except that the Purchaser and its affiliates may be required to agree to terminate the investment-related documents between or among the Purchaser, the Company, and the other stockholders of the Company; (D) would require the Purchaser or any of its affiliates to make any representations or warranties in connection with the sale of the Company other than those related to authority, ownership, and the ability to convey title to the shares of capital stock of the Company then held by the Purchaser, or (E) would require the Purchaser or any of its affiliates to be liable for indemnification with respect to any inaccuracy of any representations or warranties made by the Company or any other stockholder unless such indemnification is several and not joint and is pro rata in proportion to, and does not exceed, the amount of consideration paid to the Purchaser and its affiliates in connection with such sale of the Company.

(3) The Company’s obligation to issue Additional Shares to the Purchaser pursuant to Section 4.A shall terminate upon the earlier of (i) Company’s issuance of Additional Shares to the Purchaser following the achievement of the Valuation Threshold or (ii) the closing of any Preferred Financing of the Company where the Aggregate Equity Value determined immediately prior to the completion of such Preferred Financing exceeds the Valuation Threshold.

(4) For the purposes of this Section 4.A:

i. the term “Aggregate Equity Value” means the product of (i) the Fully Diluted Equity and (ii) the Applicable Price Per Share.

ii. The term “Applicable Price Per Share” means (i) with respect to the common stock (including any options or warrants exercisable for common stock), the price per share set forth in the Company’s most recent 409A valuation, (ii) with respect to any preferred stock then-outstanding, the price per share paid in the most recently completed Qualified Preferred Financing, (ii) with respect to any preferred stock issuable in a Qualified Preferred Financing following the Effective Date, the price per share paid by the investors in the applicable Qualified Preferred Financing.

iii. the term “Capital Stock” means the capital stock of the Company (including Common Stock and preferred stock).

iv. the term “Fully Diluted Equity” means the total outstanding common stock and preferred stock as of a given date after giving effect to the conversion into capital stock of all outstanding convertible securities of the Company (assuming the issuance of Capital Stock authorized and reserved for issuance under the employee incentive compensation and other stock option plans of the Company). For clarity, the Fully Diluted Equity shall not take into account any debt securities or other convertible securities issued by the Company that will convert into Capital Stock in connection with a Preferred Financing until and unless those debt securities are converted to Capital Stock. For further clarity, for purposes of calculating the Aggregate Equity Value for purposes of determining whether the Valuation Threshold has been met, the Fully Diluted Equity shall include only the equity set forth on Schedule 2.A and any equity issued by the Company in connection with a Trigger Event and for which Purchaser actually received Additional Shares pursuant to Section 4.A.1.

v. the term “Preferred Financing” means the issuance and sale of preferred stock.

vi. the term “Qualified Preferred Financing” means the issuance and sale of preferred stock in a bona fide equity financing led by a family office private wealth management firm, institutional investor, venture capital fund, private equity fund or other professional investor, in a single transaction or series of transactions, or in one or more closings, with a price per share set based on agreement with investor(s) in such financing with gross proceeds, including the forgiveness of debt, to the Company of not less than [***].

8

B. Restrictions on Transfer.

(1) The Shares shall not be sold, pledged or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. If the Purchaser intends to sell, pledge or otherwise transfer any of the Shares, the Purchaser will cause any proposed purchaser, pledgee or transferee of the Shares to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(2) Each certificate, instrument, or book entry representing (i) the Shares, and (ii) any other securities issued in respect of the Shares, upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event (the “Restricted Securities”), shall (unless otherwise permitted by the provisions of Section 4.B.3) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Purchaser consents to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 4.B.

(3) The holder of the Restricted Securities (the “Holder”), by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 4. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction or following the IPO, the transfer is made pursuant to SEC Rule 144, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer, provided that no such notice shall be required in connection if the intended sale, pledge or transfer complies with SEC Rule 144. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel chosen by Lilly, who may be a qualified in-house legal counsel, addressed to the Company and reasonably satisfactory to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the

9

Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a notice, legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; (y) in any transaction in which such Holder distributes Restricted Securities to an affiliate of such Holder for no consideration; provided that with respect to transfers under the foregoing clause (y), each transferee agrees in writing to be subject to the terms of this Section 4.B. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 4.B.2, except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

C. Market Standoff Agreement. The Purchaser shall enter into a customary lock-up or market standoff agreement of not less than one hundred eighty (180) days following the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act; provided, however, that this Section 4.C shall only be applicable to the Purchaser if all officers, directors and stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to the conversion into Common Stock of all outstanding preferred stock) are subject to the same restrictions.

D. Financial Statements. For so long as the Purchaser holds the Shares, the Company shall deliver to the Purchaser periodic financial statements of the Company at the same time and in the same form as the Company is required to deliver pursuant to Section 3.1 of the Investors’ Rights Agreement, dated as of October 5, 2020, by and among the Company and the investors party thereto (the “IRA”) to the Major Investors (as defined in the IRA).

E. Removal of Restrictive Legend. At the time of the expiration of the lock-up period, the Company shall use commercially reasonable efforts to cause to be prepared and delivered to the Company’s transfer agent at least five days in advance of the expiration date of the lock-up period a legal opinion of the Company’s counsel regarding the termination of the lock-up period and instructions to the Company’s transfer agent to remove any restrictive legends applicable to the registrable securities of the Purchaser (provided that the Purchaser has provided any representations and certifications reasonably requested by the Company or the Company’s transfer agent or counsel to verify satisfaction with any of the conditions of Rule 144), which opinion shall be delivered to the transfer agent.

F. Drag -Along.

(1) Definitions. A “Sale of the Company” shall mean either: (i) a transaction or series of related transactions in which a person, or a group of related persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Stock Sale”); or (ii) a transaction that qualifies as a “Deemed Liquidation Event” as defined in the Amended and Restated Certificate of Incorporation of the Company in effect as of the Effective Date (the “Restated Certificate”).

(2) Actions to be Taken. In the event that (a) the holders of at least a majority of the shares of Common Stock then issued or issuable upon conversion of the shares of Preferred Stock (the “Selling Investors”), and (b) the Board, approve a Sale of the Company (which approval of the Selling Investors must be in writing), specifying that the provisions of Section 3 of that certain Voting Agreement made and entered into as of October 5, 2020, by and among the Company and certain stockholders of the Company (the “Voting Agreement”) shall apply to such transaction, then, subject to the satisfaction of each of the conditions set forth in Section 4.F.3 below, the Purchaser and the Company hereby agree:

10

i. if such transaction requires stockholder approval, with respect to all Shares that the Purchaser owns or over which the Purchaser otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Sale of the Company (together with any related amendment or restatement to the Restated Certificate required to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

ii. if such transaction is a Stock Sale, to sell the same proportion of shares of capital stock of the Company beneficially held by the Purchaser as is being sold by the Selling Investors to the person to whom the Selling Investors propose to sell their shares of capital stock of the Company, and, except as permitted in Section 4.F.3 below, on the same terms and conditions as the other stockholders of the Company;

iii. to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Selling Investors in order to carry out the terms and provision of this Section 4.F, including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, any associated indemnity agreement, or escrow agreement, any associated voting, support, or joinder agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents;

iv. not to deposit, and to cause its affiliates not to deposit, except as provided in this Agreement, any Shares of the Company owned by Purchaser or its affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquirer in connection with the Sale of the Company;

v. to refrain from (a) exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company, or (b); asserting any claim or commencing any suit (x) challenging the Sale of the Company, or (y) alleging a breach of any fiduciary duty of the Selling Investors or any affiliate or associate thereof (including, without limitation, aiding and abetting breach of fiduciary duty) in connection with the evaluation, negotiation or entry into the Sale of the Company, or the consummation of the transactions contemplated thereby;

vi. if the consideration to be paid in exchange for the Shares pursuant to this Section 4.F includes any securities and due receipt thereof by Purchaser would require under applicable law (a) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (b) the provision to the Purchaser of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Company may cause to be paid to the Purchaser in lieu thereof, against surrender of the Shares which would have otherwise been sold by the Purchaser, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which the Purchaser would otherwise receive as of the date of the issuance of such securities in exchange for the Shares; and

vii. in the event that the Selling Investors, in connection with such Sale of the Company, appoint a stockholder representative (the “Stockholder Representative”) with respect to matters affecting the stockholders under the applicable definitive transaction agreements following consummation of such Sale of the Company, (a) to consent to (x) the appointment of such Stockholder Representative, (y) the establishment of any applicable escrow, expense or similar fund in connection with

11

any indemnification or similar obligations, and (z) the payment of the Purchaser’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Stockholder Representative in connection with such Stockholder Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the stockholders, and (b) not to assert any claim or commence any suit against the Stockholder Representative or any other stockholder with respect to any action or inaction taken or failed to be taken by the Stockholder Representative, within the scope of the Stockholder Representative’s authority, in connection with its service as the Stockholder Representative, absent fraud, bad faith, gross negligence or willful misconduct.

(3) Conditions. Notwithstanding anything to the contrary set forth herein, the Purchaser will not be required to comply with Section 4.F.2 above in connection with any proposed Sale of the Company (the “Proposed Sale”), unless:

i. any representations and warranties to be made by the Purchaser in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, including, but not limited to, representations and warranties that (a) the Purchaser holds all right, title and interest in and to the Shares the Purchaser purports to hold, free and clear of all liens and encumbrances, (b) the obligations of the Purchaser in connection with the transaction have been duly authorized, if applicable, (c) the documents to be entered into by the Purchaser have been duly executed by the Purchaser and delivered to the acquirer and are enforceable (subject to customary limitations) against the Purchaser in accordance with their respective terms; and (d) neither the execution and delivery of documents to be entered into by the Purchaser in connection with the transaction, nor the performance of the Purchaser’s obligations thereunder, will cause a breach or violation of the terms of any agreement to which the Purchaser is a party, or any law or judgment, order or decree of any court or governmental agency that applies to the Purchaser;

ii. the Purchaser is not required to agree (unless the Purchaser is a Company officer or employee) to any restrictive covenant in connection with the Proposed Sale (including, without limitation, any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Proposed Sale) or any release of claims other than a release in customary form of claims arising solely in the Purchaser’s capacity as a stockholder of the Company;

iii. the Purchaser and its affiliates are not required to amend, extend or terminate any contractual or other relationship with the Company, the acquirer or their respective affiliates, except that the Purchaser may be required to agree to terminate the investment-related documents between or among the Purchaser and the Company;

iv. the Purchaser is not liable for the breach of any representation, warranty or covenant made by any other person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders);

v. liability shall be limited to the Purchaser’s applicable share (determined based on the respective proceeds payable to each stockholder in connection with such Proposed Sale in accordance with the provisions of the Restated Certificate) of a negotiated aggregate indemnification amount that applies equally to all stockholders but that in no event exceeds the amount of consideration otherwise payable to the Purchaser in connection with such Proposed Sale, except with respect to claims related to fraud by the Purchaser, the liability for which need not be limited as to the Purchaser;

12

vi. upon the consummation of the Proposed Sale (a) each holder of each class or series of the capital stock of the Company will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, and if any holders of any capital stock of the Company are given a choice as to the form of consideration to be received as a result of the Proposed Sale, all holders of such capital stock will be given the same option, (b) each holder of a series of Preferred Stock will receive the same amount of consideration per share of such series of Preferred Stock as is received by other holders in respect of their shares of such same series, (c) each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock, and (d) unless waived pursuant to the terms of the Restated Certificate and as may be required by law, the aggregate consideration receivable by all holders of the Preferred Stock and Common Stock shall be allocated among the holders of Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Stock and the holders of Common Stock are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with the Company’s Restated Certificate in effect immediately prior to the Proposed Sale; provided, however, that, notwithstanding the foregoing provisions of this Section 4.F.3.vi, if the consideration to be paid in exchange for the Shares held by the Purchaser, pursuant to this Section 4.F.3.vi includes any securities and due receipt thereof by the Purchaser would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to the Purchaser of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to the Purchaser in lieu thereof, against surrender of the Shares held by the Purchaser, which would have otherwise been sold by the Purchaser, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which the Purchaser would otherwise receive as of the date of the issuance of such securities in exchange for the Shares held by the Purchaser;

vii. subject to clause (vi) above, requiring the same form of consideration to be available to the holders of any single class or series of capital stock, if any holders of any capital stock of the Company are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such capital stock will be given the same option; provided, however, that nothing in this Section 4.F.3.vii shall entitle the Purchaser to receive any form of consideration that such holder would be ineligible to receive as a result of the Purchaser’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Company’s stockholders.

(4) Restrictions on Sales of Control of the Company. The Purchaser shall not be a party to any Stock Sale unless (i) all holders of Preferred Stock are allowed to participate in such transaction(s) and (ii) the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Company’s Restated Certificate in effect immediately prior to the Stock Sale (as if such transaction(s) were a Deemed Liquidation Event), unless the holders of at least the requisite percentage required to waive treatment of the transaction(s) as a Deemed Liquidation Event pursuant to the terms of the Restated Certificate, elect to allocate the consideration differently by written notice given to the Company at least ten (10) days prior to the effective date of any such transaction or series of related transactions.

5. Tax Consequences. The Purchaser has reviewed with the Purchaser’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

13

6. General Provisions.

A. Integration. This Agreement and the License Agreement, including all exhibits hereto and thereto, represent the entire agreement between the parties with respect to the purchase of the Shares by the Purchaser and rights granted to Purchaser and supersede and replace any and all prior written or oral agreements regarding the subject matter of the Agreement and License Agreement. For the avoidance of doubt, this Agreement does not supersede or replace any of the rights granted to Purchaser under the License Agreement, including but not limited to, those rights under Section 6 of the License Agreement.

B. Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service or (v) four days after being deposited in the U.S. Mail, First Class with postage prepaid and return receipt requested, and addressed to the parties at the addresses provided to the Company (which the Company agrees to disclose to the other parties upon request) or such other address as a party may request by notifying the other in writing.

Subject to the limitations set forth in Section 232(e) of the Delaware General Corporation Law, the Purchaser consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number set forth on the signature page (or to any other facsimile number for the Purchaser in the Company’s records), (ii) electronic mail to the electronic mail address set forth on the signature page (or to any other electronic mail address for the Purchaser in the Company’s records), (iii) posting on an electronic network together with separate notice to the Purchaser of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Purchaser.

C. Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets that becomes bound by the terms of this Agreement by operation of law. Subject to the restrictions on transfer set forth in this Agreement, this Agreement shall be binding upon the Purchaser and its successors and assigns.

D. Assignment; Transfers. Except as set forth in this Agreement, this Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Purchaser without the prior written consent of the Company. Any attempt by the Purchaser without such consent to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Except as set forth in this Agreement, any transfers in violation of any restriction upon transfer contained in any section of this Agreement shall be void, unless such restriction is waived in accordance with the terms of this Agreement.

E. Amendment; Waiver. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Purchaser. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.

14

F. Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

G. Rights as Stockholder. Subject to the terms and conditions of this Agreement, the Purchaser shall have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that the Purchaser delivers a fully executed copy of this Agreement (including the applicable exhibits and attachments to this Agreement) and of the License Agreement to the Company, and until such time as the Purchaser disposes of the Shares in accordance with this Agreement. Upon such transfer, the Purchaser shall have no further rights as a holder of the Shares so purchased except (in the case of a transfer to the Company) the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and the Purchaser shall forthwith cause any certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

H. Adjustment for Stock Split. All references to the number of Shares in this Agreement shall be adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made after the date of this Agreement.

I. Governing Law and Waiver of Jury Trial.

(1) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States federal law and New York state law, without reference to any rules of conflict of laws that would result in the application of the laws of any other jurisdiction. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to the transactions contemplated by this Agreement. Each party hereby irrevocably and unconditionally (a) consents to submit to the exclusive jurisdiction of the federal courts located in New York, New York, for any actions, suits or proceedings arising out of or relating to this Agreement and (b) waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the federal courts of New York, New York, and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party waives personal service of any summons, complaint or other process in connection with such action and agree that service may be made by any means permitted or prescribed in this Agreement for delivery of notices or by any means permitted by applicable laws.

(2) Waiver of Jury Trial. EACH PARTY, TO THE EXTENT PERMITTED BY LAW, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS IT CONTEMPLATES. THIS WAIVER APPLIES TO ANY ACTION OR LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.

(3) Availability of Injunctive Relief. BOTH PARTIES AGREE THAT EITHER PARTY MAY PETITION A COURT FOR INJUNCTIVE RELIEF AS PERMITTED BY LAW INCLUDING, BUT NOT LIMITED TO, WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF ANY OF THIS AGREEMENT OR THE LICENSE AGREEMENT REGARDING TRADE SECRETS, CONFIDENTIAL INFORMATION, OR NON-SOLICITATION. BOTH PARTIES UNDERSTAND THAT ANY SUCH BREACH OR THREATENED BREACH OF SUCH AN AGREEMENT WILL CAUSE IRREPARABLE INJURY AND THAT MONEY DAMAGES WILL NOT PROVIDE AN ADEQUATE REMEDY THEREFOR AND BOTH PARTIES HEREBY CONSENT TO THE ISSUANCE OF AN INJUNCTION.

15

J. Cross Default. A material breach by the Company of this Agreement that is not cured (if capable of being cured) within thirty (30) days written notice thereof shall constitute a material breach by the Company of the License Agreement and, without limitation of any other rights and remedies that may be available to Purchaser at law or in equity, gives rise to Purchaser’s rights and remedies under the License Agreement upon the occurrence of a material breach thereof. Notwithstanding the foregoing, a material breach of this Agreement will not be actionable as a material breach of the License Agreement if the material breach of this Agreement does not adversely affect Purchaser.

K. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages shall be binding originals.

(signature page follows)

16

The parties represent that they have read this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand this Agreement. The Purchaser agrees to notify the Company of any change in its contact information below. The parties are signing this Agreement as of the date stated in the introductory clause.

ELI LILLY AND COMPANY

By:

Print Name:

Title:

Address:

Email:

ACRIVON THERAPEUTICS, INC.

Signature

Print Name

Print Title

Execution Version

SCHEDULE 2.A

FULLY DILUTED CAPITALIZATION

Stockholder	Common Stock	Series A Preferred Stock	Fully Diluted Total	% FD
[***]	[***]	[***]	[***]	[***]

SCHEDULE 2.B

CAPITALIZATION

[***]

SCHEDULE 2.G

SUBSIDIARIES

[***]

SCHEDULE 4.A

SAMPLE ANTI-DILUTION CALCULATIONS

[***]

EXHIBIT A

RESTATED CERTIFICATE AND FORM OF AMENDMENT TO BE

FILED ON EFFECTIVE DATE

[***]

EXHIBIT M

Permitted Publications

[***]